                                                                     EXHIBIT 4.2


                                   RESTATED
                               CREDIT AGREEMENT

                                    Between

                                CMI CORPORATION

                                      And

                            BANK OF OKLAHOMA, N.A.



                               February 3, 2000

                               TABLE OF CONTENTS

ARTICLE I...................................................................  1
---------
     1    DEFINITIONS.......................................................  1
          -----------
          1.1   Terms Defined Above.........................................  1
                -------------------
          1.2   Additional Defined Terms....................................  1
                ------------------------
          1.3   Undefined Financial Accounting Terms........................ 14
                ------------------------------------
          1.4   References.................................................. 14
                ----------

ARTICLE II.................................................................. 15
----------
     2    AMOUNT AND TERMS OF FACILITY...................................... 15
          ----------------------------
          2.1   Revolving Line of Credit.................................... 15
                ------------------------
          2.2   Letter of Credit............................................ 15
                ----------------
          2.3   Manner of Borrowing......................................... 16
                -------------------
          2.4   Notes Evidencing Loans...................................... 17
                ----------------------
          2.5   Interest Rates.............................................. 20
                --------------
          2.6   Interest Rate Options....................................... 20
                ---------------------
          2.7   Change of Circumstances..................................... 21
                -----------------------
          2.8   Repayment of Advances and Interest Thereon.................. 25
                ------------------------------------------
          2.9   Advances and Payments on Note............................... 25
                -----------------------------
          2.10  Voluntary Prepayments....................................... 25
                ---------------------
          2.11  Non-Use Fees................................................ 25
                ------------
          2.12  Letter of Credit Fees....................................... 25
                ---------------------
          2.13  Commitment Fees............................................. 26
                ---------------
          2.14  Cash Collateral Account..................................... 26
                -----------------------
          2.15  General Provisions Relating to Interest..................... 28
                ---------------------------------------

 ARTICLE III................................................................ 28
------------
     3    CONDITIONS........................................................ 28
          ----------
          3.1   Receipt of Loan Documents and Other Items................... 29
                -----------------------------------------
          3.2   Each Advance................................................ 30
                ------------
          3.3   Each Issuance of a Letter of Credit......................... 31
                -----------------------------------

ARTICLE IV.................................................................. 32
----------
     4    REPRESENTATIONS AND WARRANTIES.................................... 32
          ------------------------------
          4.1   Due Authorization and Corporate Existence................... 32
                -----------------------------------------
          4.2   Consents, Conflicts and Creation of Liens................... 32
                -----------------------------------------
          4.3   Valid and Binding Obligations............................... 32
                -----------------------------
          4.4   Title to Assets............................................. 33
                ---------------
          4.5   Scope and Accuracy of Financial Statements.................. 33
                ------------------------------------------
          4.6   Liabilities, Litigation, and Restrictions................... 33
                -----------------------------------------
          4.7   Authorizations and Consents................................. 33
                ---------------------------
          4.8   Compliance with Laws........................................ 33
                --------------------
          4.9   Proper Filing of Tax Returns and Payment of Taxes Due....... 33
                -----------------------------------------------------

          4.10  ERISA....................................................... 33
                -----
          4.11  Environmental Laws.......................................... 34
                ------------------
          4.12  Investment Company Act Compliance........................... 35
                ---------------------------------
          4.13  Public Utility Holding Company Act Compliance............... 35
                ---------------------------------------------
          4.14  No Material Misstatements................................... 35
                -------------------------
          4.15  Casualties or Taking of Property............................ 35
                --------------------------------
          4.16  Locations of Business, Offices, and Property................ 35
                --------------------------------------------
          4.17  Subsidiaries................................................ 35
                ------------

ARTICLE V................................................................... 35
---------
     5    AFFIRMATIVE COVENANTS............................................. 35
          ---------------------
          5.1   Maintenance and Access to Records........................... 36
                ---------------------------------
          5.2   Annual Financial Statements................................. 36
                ---------------------------
          5.3   Quarterly Financial Statement............................... 36
                -----------------------------
          5.4   Annual Budget............................................... 36
                -------------
          5.5   Notices of Certain Events................................... 36
                -------------------------
          5.6   Additional Information...................................... 37
                ----------------------
          5.7   Compliance with Laws........................................ 37
                --------------------
          5.8   Payment of Assessments and Charges.......................... 38
                ----------------------------------
          5.9   Maintenance of Corporate Existence and Good Standing........ 38
                ----------------------------------------------------
          5.10  Further Assurances.......................................... 38
                ------------------
          5.11  Initial Fees and Expenses of Agent and/or Legal Counsel
                -------------------------------------------------------
                to Agent.................................................... 38
                --------
          5.12  Subsequent Fees and Expenses................................ 38
                ----------------------------
          5.13  Maintenance and Inspection of Tangible Properties........... 39
                -------------------------------------------------
          5.14  Maintenance of Insurance and Evidence Thereof............... 39
                ---------------------------------------------
          5.15  Payment of Note and Performance of Obligations.............. 39
                ----------------------------------------------
          5.16  Primary Depository.......................................... 39
                ------------------
          5.17  Agreement to Pledge Collateral.............................. 39
                ------------------------------

ARTICLE VI.................................................................. 40
----------
     6    FINANCIAL COVENANTS............................................... 40
          -------------------
          6.1   Tangible Net Worth.......................................... 40
                ------------------
          6.2   Debt Service Coverage Ratio................................. 40
                ---------------------------
          6.3   Liabilities to Net Worth.................................... 40
                ------------------------
          6.4   Inventory Turnover Ratio.................................... 40
                ------------------------
          6.5   Net Funded Debt to Cash Flow Ratio.......................... 40
                ----------------------------------

ARTICLE VII................................................................. 41
-----------
     7    NEGATIVE COVENANTS................................................ 41
          ------------------
          7.1   Indebtedness................................................ 41
                ------------
          7.2   Negative Pledge............................................. 41
                ---------------
          7.3   Sales of Assets............................................. 41
                ---------------
          7.4   Cancellation of Insurance................................... 41
                -------------------------
          7.5   Changes in Corporate Structure.............................. 41
                ------------------------------

          7.6   Transactions with Affiliates................................ 42
                ----------------------------
          7.7   Organization or Acquisition of Subsidiaries................. 42
                -------------------------------------------
          7.8   Line of Business............................................ 42
                ----------------
          7.9   Executive Management........................................ 42
                --------------------
          7.10  Repurchase of Treasury Stock................................ 42
                ----------------------------
          7.11  Dividends and Distributions................................. 42
                ---------------------------

ARTICLE VIII................................................................ 43
------------
     8    EVENTS OF DEFAULT................................................. 43
          -----------------
          8.1   Enumeration of Events of Default............................ 43
                --------------------------------
          8.2   Remedies.................................................... 45
                --------

ARTICLE IX.................................................................. 46
----------
     9    THE AGENT AND THE BANKS........................................... 46
          -----------------------
          9.1   Appointment and Authorization............................... 46
                -----------------------------
          9.2   Note Holders................................................ 47
                ------------
          9.3   Consultation with Counsel................................... 47
                -------------------------
          9.4   Documents................................................... 47
                ---------
          9.5   Resignation or Removal of Agent............................. 47
                -------------------------------
          9.6   Responsibility of Agent..................................... 48
                -----------------------
          9.7   Independent Investigation................................... 49
                -------------------------
          9.8   Indemnification............................................. 49
                ---------------
          9.9   Benefit of Section 9........................................ 50
                --------------------
          9.10  Pro Rata Treatment.......................................... 50
                ------------------
          9.11  Assumption as to Payments................................... 50
                -------------------------
          9.12  Other Financings............................................ 50
                ----------------
          9.13  Interests of Banks.......................................... 51
                ------------------
          9.14  Investments................................................. 51
                -----------

ARTICLE X................................................................... 51
---------
     10   MISCELLANEOUS..................................................... 51
          -------------
          10.1  Transfers and Participations................................ 51
                ----------------------------
          10.2  Indemnity................................................... 53
                ---------
          10.3  Survival of Representations. Warranties and Covenants....... 54
                -----------------------------------------------------
          10.4  Notices and Other Communications............................ 54
                --------------------------------
          10.5  Parties in Interest......................................... 55
                -------------------
          10.6  Rights of Third Parties..................................... 55
                -----------------------
          10.7  Articles and Sections....................................... 55
                ---------------------
          10.8  Number and Gender........................................... 55
                -----------------
          10.9  Renewals and Extensions..................................... 55
                -----------------------
          10.10 No Waiver: Rights Cumulative................................ 55
                ----------------------------
          10.11 Incorporation of Exhibits................................... 56
                -------------------------
          10.12 Survival Upon Unenforceability.............................. 56
                ------------------------------
          10.13 Amendments or Modifications................................. 56
                ---------------------------

          10.14 Controlling Provision Upon Conflict......................... 56
                -----------------------------------
          10.15 Choice of Forum: Consent to Service of Process and
                --------------------------------------------------
                Jurisdiction................................................ 56
                ------------
          10.16 Waiver of Jury Trial........................................ 56
                --------------------
          10.17 Entire Agreement............................................ 56
                ----------------
          10.18 Counterparts................................................ 57
                ------------

                                                                     EXHIBIT A


                                   RESTATED
                               CREDIT AGREEMENT


     THIS RESTATED CREDIT AGREEMENT (the "Agreement"), made and entered into this 3rd day of February, 2000, by and between CMI CORPORATION, an Oklahoma corporation (the "Borrower") and BANK OF OKLAHOMA, N.A., a national banking association ("BOK"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 9 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and BOK as "Agent".

                             W I T N E S S E T H:

     WHEREAS, the Borrower and BOK entered into a Credit Agreement dated as of September 17, 1996 (the "Original Credit Agreement") under the terms of which BOK agreed, subject to the satisfaction of certain conditions precedent set forth therein, to provide Borrower with a revolving loan facility in amounts of up to $25,000,000.00; and

     WHEREAS, the Original Credit Agreement was amended pursuant to a First Amendment to Credit Agreement dated as of December 30, 1997, a Second Amendment to Credit Agreement dated as of October 13, 1998, and a Third Amendment to Credit Agreement dated as of March 5, 1999, and a Fourth Amendment to Credit Agreement dated as of October 29, 1999;

     WHEREAS, Borrower and BOK have agreed to restate the Original Credit Agreement to increase the amount of the revolving loan facility available thereunder and to make certain other changes thereto.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the Original Credit Agreement as follows:

                                   ARTICLE I
                                   ---------

1    DEFINITIONS
     -----------

     1.1 Terms Defined Above.  As used in this Credit Agreement, the terms
         -------------------
"Agent", "Agreement","Bank", "Banks", "BOK", "Borrower," and "Original Credit
------    ---------   ----    -----    ---    --------        ---------------
Agreement" shall have the meaning assigned to such terms hereinabove.
---------

     1.2 Additional Defined Terms.  As used in this Agreement, each of the
         ------------------------
following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Adjusted LIBOR Rate" shall mean, with respect to each LIBOR Loan, a
           -------------------
rate per annum calculated by Bank (rounded to the nearest 0.001%) determined on a daily basis equal to the LIBOR Rate plus the Applicable Percentage.

          "Advance" shall mean an advance of funds pursuant to the terms hereof.
           -------

          "Affiliate"  shall  mean  any  Person  directly  or indirectly
           ---------
controlling, or under common control with, the Borrower and includes any "affiliate" of the Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Restated Credit Agreement and all exhibits
           ---------
and schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

          "Applicable Percentage" shall mean for any day, with respect to a
           ---------------------
LIBOR Loan, the margin of interest over the LIBOR Rate that is applicable when any Applicable Rate based on the LIBOR Rate is determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Net Funded Debt to Cash Flow. On each March 31, May 15, August 15 and November 15 (or if any such day falls on a day other than a Business Day, then on the next succeeding Business Day), the Applicable Percentage shall be adjusted to reflect the Applicable Percentage prescribed below for the ratio of Funded Debt to Cash Flow as demonstrated by the most recently delivered Compliance Certificate:

Tier             Funded Debt to             Applicable Percentage   Non-Use Fee
                   Cash Flow                   For LIBOR Loans
-------------------------------------------------------------------------------
 1    Less than or equal to 2.00                     1.50%             .125%
-------------------------------------------------------------------------------
 2    Greater than 2.00 but less than                1.75%             .250%
      or equal to 2.50
-------------------------------------------------------------------------------
 3    Greater than 2.50 but less than                2.00%             .250%
      or equal to 3.00
-------------------------------------------------------------------------------
 4    Greater than 3.00                              2.25%             .375%
-------------------------------------------------------------------------------

     The Applicable Percentage shall be 2.25 for LIBOR Loans from the date hereof until March 31, 2000 unless a lesser rate would apply. After each adjustment of the Applicable Percentage in accordance herewith, the new Applicable Percentage shall apply until the next March 31, May 15, August 15 or November 15 or until the Compliance Certificate demonstrates a change in the ratio of Funded Debt to Cash Flow to an amount so that another Applicable Percentage shall be applied. The Borrower must demonstrate to Agent's reasonable satisfaction the required applicable ratio in order to obtain an adjustment to a lower Applicable Percentage. If the Borrower fails to furnish to the Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Percentage shall apply until the Borrower furnishes the required Compliance Certificate.

          "Applicable Rate" shall mean: (i) during the period that a Loan is a
           ---------------
Base Rate Loan, the Base Rate; and (ii) during the period that a Loan is a LIBOR Loan, the LIBOR Rate plus the Applicable Percentage.

          "Available Commitment" shall mean, at any time, an amount equal to the
           --------------------
remainder, if any, of (a) the Commitment Amount minus (b) the Total Outstandings
                                                -----
at such time.

          "Assignment and Acceptance" shall mean a document substantially in the
           -------------------------
form of Exhibit "I" hereto.

          "Base Rate" shall mean, at any time, an interest rate per annum equal
           ---------
to the interest rate then most recently announced or published by the Chase Manhattan Bank, N.A. ("Chase") as its prime rate, which may not be the lowest interest rate charged by the Bank, and which Base Rate shall change upon any change in such announced or published base rate of Chase, all without notice to the Borrower.

          "Base Rate Loan" shall mean that portion of the Loan which bears
           --------------
interest at a rate of interest determined by reference to the Base Rate.

          "Borrowing" shall mean the combined Advances and/or Letters of Credit
           ---------
made and/or issued by Banks to or on behalf of Borrower on a single date pursuant to a Notice of Borrowing and/or request for the issuance of a Letter of Credit.

          "Borrowing Date" shall mean any date specified in a Notice of
           --------------
Borrowing delivered in accordance with the provisions of Section 2.3 as a date on which Borrower requests Banks to make a Borrowing hereunder.

          "Business Day" shall mean a day other than a Saturday, Sunday or legal
           ------------
holiday for commercial banks under the laws of the State of Oklahoma.

          "Cash Flow" shall mean earnings before interest, taxes, depreciation,
           ---------
and amortization for the previous twelve (12) months at the time of calculation.

          "Change of Control " means, the (i) acquisition through purchase or
           -----------------
otherwise by any Person, or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the agreement to act in concert by Persons who beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock); (ii) expiration, without withdrawals reducing such percentage to 50% or less, of ten days following the date on which shares representing more than 50% of the combined voting power of the Company's Voting Stock, whether or not such securities are purchased pursuant to such tender offer; or (iii) entering into by the Company of a written agreement providing for or contemplating an acquisition described in clause (i) or (ii) hereof. For purposes of the foregoing sentence, "Person" or "group of Persons" shall not include (i) the Company; or (ii) the Current Management of the Company or a "group of Persons" that includes the Current Management of the Company. The date on which an acquisition described in the first sentence hereof occurs is referred to as the "Effective Date of the Change of Control."

          "Closing Date" shall mean the effective date of this Agreement.
           ------------

          "Code" shall mean the United States Internal Revenue Code as amended
           ----
from time to time.

          "Commitment" shall mean the obligation of the Banks, subject to
           ----------
applicable provisions of this Agreement, to make Advances to or for the benefit of the Borrower pursuant to Section 2.1.

          "Commitment Period" shall mean the period from and including the
           -----------------
Closing Date to but not including the Maturity Date.

          "Commonly Controlled Entity" shall mean any Person which is under
           --------------------------
common control with the Borrower within the meaning of Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in
           ----------------------
the form attached hereto as Exhibit C, executed by a Responsible Officer of the Borrower and furnished to the Agent from time to time in accordance with this Agreement.

          "Contested in Good Faith" shall mean a matter (a) which is being
           -----------------------
contested in good faith and, if applicable, for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially jeopardize the rights of the Banks or the Borrower with respect thereto, materially interfere with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect.

          "Contingent Obligation" shall mean, as to any Person, any obligation
           ---------------------
of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or
               -------------------
indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" and "Current Liabilities" shall mean, at any time,
           --------------       -------------------
all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a balance sheet of the Borrower.

          "Debt Service Coverage Ratio" shall mean that ratio computed by
           ---------------------------
dividing earnings before interest, taxes, depreciation, and amortization for the previous twelve (12) months by the sum of current maturities of long term debt and capital leases for the next twelve (12) months plus cash interest and cash taxes for the previous twelve (12) months.

          "Default" shall mean any event or occurrence which with the lapse of
           -------
time or the giving of notice or both would become an Event of Default.

          "Defaulting Bank" shall mean the term "Defaulting Bank" as used herein
           ---------------
is defined in Section 2.4(g) hereof.

          "Default Rate" shall mean a per annum variable interest rate equal to
           ------------
the Base Rate plus "five" percent (5%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

          "Eligible Assignee" shall mean any of (i) a Bank or any Affiliate of a
           -----------------
Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial banking and that
(A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and
(vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of either Borrower shall be an Eligible Assignee.

          "Environmental Complaint" shall mean any written complaint, order,
           -----------------------
directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to
(a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or
(e) other environmental, health or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they
           ------------------
may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local "Superfund" or "Superlien" statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in
           ----------------
Section 8.

          "Financial Statements" shall mean the statements of the financial
           --------------------
condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet, statement of income, statement of cash flow and related statements of operations, common stock and other stockholders' equity prepared substantially in accordance with the same principles and in the same form as financial statements previously provided to the Bank, and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Funded Debt" shall mean all short and long-term notes and capital
           -----------
leases payable plus redeemable preferred stock at the time of calculation.

          "GAAP" shall mean generally accepted accounting principles established
           ----
by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

          "Governmental Authority" shall mean any nation, country, commonwealth,
           ----------------------
territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall mean CMI Limited Partnership and CMI Sales Co., LLC,
           ---------
formerly  known as CMI Sales Co.

          "Hazardous Substances" shall mean flammables, explosives, radioactive
           --------------------
materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority, including, without limitation, those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Law.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest
           -------------------
rate permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Bank, whichever authorizes the greater rate.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and
(d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvent" or "Insolvency" shall mean, with respect to any
           ---------      ----------
Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvency Proceeding" shall mean application (whether voluntary or
           ---------------------
instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

          "Interest Option" shall have the meaning assigned to such term in
           ---------------
Section 2.6.

          "Interest Payment Date" shall mean (i) as to any Base Rate Loan or
           ---------------------
LIBOR Loan, the last day of each month commencing on the first of such days to occur after such Loan is made, and (ii) as to any LIBOR Loan in respect of which Borrower has selected an Interest Period of one, three or six months, the last day of such Interest Period..

          "Interest Period" shall mean with respect to any LIBOR Loan requested
           ---------------
by Borrower:

    (i) initially, the period commencing on the Borrowing Date with respect to such LIBOR Loan and ending one, three or six months thereafter as selected by Borrower in its Notice of Borrowing as provided in Section 2.3 or its irrevocable Rollover Notice as provided in Section 2.6(b); and

    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by Borrower in its irrevocable Rollover Notice as provided in Section 2.6(b);

    (iii) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

    (iv) if, with respect to any Advance or LIBOR Loan, Borrower shall fail to give due notice as provided in Section 2.3 or 2.6(b), as the case may be, Borrower shall be deemed to have selected the Base Rate to be applicable to such Advance or LIBOR Loan and such Loan shall be automatically converted to a Base Rate Loan upon the expiration of the Interest Period with respect thereto;

    (v) any Interest Periods pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

    (vi)  no Interest Period shall end after the Maturity Date.

          "Inventory Turnover Ratio" shall mean that ratio determined by
           ------------------------
dividing Borrower's costs of goods sold by its inventory.

          "Law(s)" shall mean all applicable statutes, laws, ordinances, rules,
           ------
rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any Governmental Authority or Tribunal.

          "Letter of Credit" shall mean a stand-by or commercial letter of
           ----------------
credit in a form which is acceptable to the Agent. No Letter of Credit shall be issued with a maturity beyond the Maturity Date.

          "Letter of Credit Fee" shall mean the fees payable to the Agent, for
           --------------------
the ratable benefit of the Banks, by the Borrower pursuant to Section 2.12.

          "LIBOR Business Day" shall mean a Business Day on which dealings in
           ------------------
dollars are conducted in the London Interbank Market.

          "LIBOR Loan" shall mean, with respect to any Interest Period, any
           ----------
portion of the Loan which bears interest at a LIBOR Rate for such Interest
Period.

          "LIBOR Portion" shall mean any portion of the unpaid principal balance
           -------------
of the loan which Borrower designates as such in a rate election.

          "LIBOR Rate" shall mean, with respect to each particular LIBOR Portion
           ----------
within a tranche and with respect to the related Interest Period, the arithmetic average of the rate at which dollar deposits in immediately available funds and for a maturity equal to the applicable three-month period are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) on the date of a determination, as reported in the "Money Rates" section of The Wall Street Journal (Southwest Edition) or a substitute source reasonably determined by Agent in the event such source is no longer available. If more than one LIBOR Rate is published in The Wall Street Journal (Southwest Edition) for the three-month time period, then the LIBOR Rate shall be the highest of such published rates. The LIBOR rate determined by Agent with respect to a particular LIBOR Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable to so determine the LIBOR rate for any LIBOR Portion, Borrower shall be deemed not to have elected such LIBOR Portion

          "Lien" shall mean any lien, mortgage, security interest, tax lien,
           ----
pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

          "Litigation" shall mean any proceeding, claim, lawsuit, and/or
           ----------
investigation conducted by or before any Tribunal.

          "Loan" shall mean the loan or loans made under the Revolving
           ----
Commitment pursuant to Section 2 herein.

          "Loan Balance" shall mean, at any time, the outstanding principal
           ------------
balance of the Notes at such time.

          "Loan Documents" shall mean this Agreement, the Notes, any Letter of
           --------------
Credit and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, or the Notes and any Letter of Credit and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

          "Majority Banks" shall mean Banks holding 66-2/3% or more of the
           --------------
Revolving Commitments or if the Revolving Commitments have been terminated, Banks holding 66-2/3% of the outstanding Loan.

          "Material Adverse Effect" shall mean any set of circumstances or
           -----------------------
events which (a) would have a material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) would have a material adverse effect upon the Borrower's ability to fulfill its obligations under the terms of the Loan Documents, or (c) causes a Default or an Event of Default.

          "Maturity" or "Maturity Date" shall mean the later of September 30,
           ----------------------------
2001.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "Net Funded Debt" shall mean Borrower's Funded Debt less cash on hand.
           ---------------

          "Non-Use Fees" shall mean the fees payable to the Agent for the
           ------------
ratable benefit of the Banks by the Borrower pursuant to Section 2.11.

          "Notes" shall mean the promissory notes of the Borrower, in the form
           -----
attached hereto as Exhibit B, and further described in Section 2.1 together with any and all renewals, extensions for any period, increases and rearrangements thereof.

          "Notice of Borrowing" shall have the meaning assigned to such term in
           -------------------
Section 2.3.

          "Obligations" shall mean, without duplication, (a) all Indebtedness
           -----------
evidenced by the Notes, (b) all obligations arising pursuant to Agent's issuance of a Letter of Credit, (c) the obligation of the Borrower for the payment of the Commitment Fees, and (d) all other obligations and liabilities of the Borrower to the Banks, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

          "PBGC"  shall mean the Pension Benefit Guaranty Corporation
           ----
established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" shall mean:(i) Liens described on Exhibit D attached
           ---------------                                    ---------
hereto, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due,
(iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, (vii) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and as to which the Borrower has established adequate reserves on its books in accordance with GAAP, (viii) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money that in the aggregate do not materially interfere with the conduct of the business of Borrower and its Subsidiaries taken as a whole or materially impair the use or value of the Property subject thereto, (ix) Liens (a) existing on property at the time of its acquisition by Borrower or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by Borrower or its Subsidiary, or (b) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property, or (c) existing on property of a Person at the time such person is merged or consolidated with, or substantially all of its assets are acquired by, Borrower or its Subsidiary and not created in contemplation thereof; provided that in the case of clauses (a), (b), and (c) such Liens do not extend to other Property of the Borrower or any Subsidiary and that the aggregate principal amount of Indebtedness secured by such Lien does not exceed 100% of the fair market value of the Property subject thereto, and
(x) purchase-money Liens on any property hereafter acquired.

          "Person" shall mean an individual, corporation, partnership, trust,
           ------
unincorporated organization, limited liability company or a government or any agency or political subdivision thereof.

          "Plan" shall mean, at any time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an "employer" as defined in Section 3(5) of ERISA.

          "Principal Office" shall mean the principal office of the Bank in
           ----------------
Oklahoma City, Oklahoma County, Oklahoma presently located at 201 Robert S. Kerr, Oklahoma City, Oklahoma 73102.

          "Prohibited Transaction" shall have the meaning assigned to such term
           ----------------------
in Section 406 of ERISA or Section 4975 of the Code.

          "Pro Rata or Pro Rata Part" shall mean for each Bank, (i) for all
           -------------------------
purposes where no Loan is outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question.

          "Property" shall mean any interest in any kind of property or asset,
           --------
whether real, personal or mixed, tangible or intangible.

          "Reimbursement Obligations"shall mean at any time, the obligations of
           -------------------------
the Borrower in respect of all Letters of Credit then outstanding to reimburse amounts actually paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

          "Release of Hazardous Substances" shall mean any emission, spill,
           -------------------------------
release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of the Borrower.

          "Reorganization" shall mean, with respect to any Multiemployer Plan,
           --------------
that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 52615.

          "Required Payment" is used herein as defined in Section 2.4(h) hereof.
           ----------------

          "Requirement of Law" shall mean, as to any Person, the certificate or
           ------------------
articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable Law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any Tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer" shall mean, as to the Borrower, its President,
           -------------------
Chief Executive Officer, Treasurer or such other officer of the Borrower as shall be designated in writing to the Agent by two of the previously mentioned officers.

          "Revolving Commitment" shall mean (A) for all Banks $100,000,000 , and
           --------------------
(B) as to any Bank, its obligation to make Advances hereunder on the Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Loan Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 9 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

          "Revolving Commitment Percentage" shall mean for each Bank the
           -------------------------------
percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitments of all Banks at the time of determination. The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 9 hereof.

          "Rollover Notice" shall have the meaning assigned to such term in
           ---------------
Section 2.6(b).

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary" shall mean, as to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental
           --------------
Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registry or list in any state of the United States.

          "Tangible Net Worth" shall mean (a) total assets, as would be
           ------------------
reflected on a balance sheet of the Borrower in accordance with GAAP, exclusive of intangible assets, including, without limitation, patents, patent applications, copyrights, trademarks, trade names, experimental or organizational expenses, franchises, licenses, permits and other like intangibles, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a
                       -----
balance sheet of the Borrower in accordance with GAAP.

          "Taxes" shall mean all taxes, assessments, filing or other fees,
           -----
levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          "Total Outstandings" shall mean shall mean as of any date, the sum of
           ------------------
(i) the total principal balance outstanding on the Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations..

          "Transferee" shall mean any state or national bank to which the Bank
           ----------
has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 9.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

          "Tribunal" shall mean any court, governmental department or authority,
           --------
commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Bank, the Borrower or their respective Property.

          "Unused Portion of the Commitment" shall mean the difference between
           --------------------------------
the average daily amount of the Obligations during any specific quarter and the Commitment Amount.

     1.3  Undefined Financial Accounting Terms.  Undefined financial accounting
          ------------------------------------
terms used in this Agreement shall be defined according to GAAP at the time in effect.

     1.4  References.  References in this Agreement to Exhibit, Article or
          ----------
Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.

                                  ARTICLE II
                                  ----------

2    AMOUNT AND TERMS OF FACILITY
     ----------------------------

     2.1  Revolving Line of Credit. On the terms and conditions hereinafter set
          ------------------------
forth, each Bank agrees severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as the Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. The obligation of the Borrower hereunder shall be evidenced by this Agreement and the Notes issued in connection herewith, said Notes to be as described in Section 2.4 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $100,000 or a whole number multiple thereof except an Advance of the entire remaining unborrowed Revolving Commitment. Irrespective of the face amount of the Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed ten (10), whether such Tranches are Base Rate Loans, LIBOR Loans, or a combination thereof. Within the limit of each Bank's Revolving Commitment, the Borrowers may borrow, repay and reborrow under this Section 2 prior to the Maturity Date.

     2.2  Letter of Credit. On the terms and conditions hereinafter set forth,
          ----------------
the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of Borrower issue standby and/or commercial Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request. The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Maturity Date, and (iii) contain such other terms and provisions as may be reasonably required by Agent. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrower hereby unconditionally agrees to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise the Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2.3(a) hereof. If Borrower fails to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Bank of the demand and the failure of the Borrower to reimburse the Agent, and each Bank shall reimburse the Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrower. All such amounts paid by Agent and/or reimbursed by the Banks shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Default Rate.

     2.3  Manner of Borrowing.
          -------------------

          (a)  Procedure for Borrowing. Whenever the Borrower desires an Advance
               -----------------------
     hereunder, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Oklahoma City, Oklahoma time, one London Business Day prior to any proposed Borrowing Date in the case of LIBOR Loans and at any time up to 11:00 a.m. on the day of the requested Advance for Base Rate Loans. The LIBOR Rate to be utilized for the Interest Period selected shall be the rate effective as of the date of the Notice of Borrowing as published in the "Money Rates" section of The Wall Street Journal. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if a Base Rate Loan, shall be a Business Day and if a LIBOR Loan, a London Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Base Rate Loans and/or LIBOR Loans and (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Bank thereof no later than 12:00 p.m.; provided, that if the Banks have received notice as of the date of funding of such Advance prior to funding of a Base Rate Loan, or at least one (1) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Bank shall provide Agent at its office at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, not later than 3:00 p.m., Oklahoma City, Oklahoma time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 4:00 p.m., Oklahoma City, Oklahoma time, on the Borrowing Date, Agent shall make available to the Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrower in acting upon any Notice of Borrowing which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2.3(a). Upon funding of Advances by

     Banks in accordance with this Agreement, pursuant to any such Notice, the Borrower shall have effected Advances hereunder.

          (b)  Letters of Credit.  The amount and date of issuance, renewal,
               -----------------
     extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2.2 shall be designated by Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrower agrees to pay the Agent for the benefit of the Banks the Letter of Credit Fees for issuing the Letters of Credit (calculated separately for each Letter of Credit) . Such Letter of Credit Fees shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding. Agent shall pay such Letter of Credit Fees to Banks within 45 days of the issuance thereof in accordance with each Bank's Revolving Commitment Percentage.

     2.4  Notes Evidencing Loans.  The loans described above in Section 2.1
          ----------------------
shall be evidenced by promissory notes of Borrowers as follows:

          (a)  Form of Revolving Notes - The Revolving Loan shall be evidenced
               -----------------------
     by by a Note or Notes in the aggregate face amount of $100,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Note"). Notwithstanding the face amount of the Notes, the actual principal amount due from the Borrower to Banks on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Irrespective of the face amount of the Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

          (b)  Issuance of Additional Notes - At the Effective Date there shall
               ----------------------------
     be outstanding five (5) Notes in the aggregate face amount of $100,000,000 payable to the order of BOK, Bank of America, N.A., Comerica Bank-Texas, Mercantile Bank National Association and UMB Oklahoma Bank From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued

     Notes to better reflect the extent of each Bank's Revolving Commitment hereunder. The Notes replaced shall be marked to indicate that they have been replaced and/or returned to the Borrower.

          (c)  Interest Rates - The unpaid principal balance of the Notes shall
               --------------
     bear interest from time to time as set forth in Section 2.5 hereof.

          (d)  Payment of Interest - Interest on the Notes shall be payable on
               -------------------
     each Interest Payment Date.

          (e)  Payment of Principal - Principal of the Note or Notes shall be
               --------------------
     due and payable to the Agent for the ratable benefit of the Banks on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due.

          (f)  Payment to Banks - Each Bank's Pro Rata Part of each payment or
               ----------------
     prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 3:00 p.m., Oklahoma City, Oklahoma, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Oklahoma City, Oklahoma, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

          (g)  Sharing of Payments, Etc. - If any Bank shall obtain any payment
               -------------------------
     (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          (h)  Non-Receipt of Funds by the Agent - Unless the Agent shall have
               ---------------------------------
     been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

          (i)  Capital Adequacy - If either (i) the introduction or
               ----------------
     implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation or (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank as a result of maintaining its Pro Rata Part of the Revolving Commitment, then within fifteen (15) days after demand by such Bank, the Borrower will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall reasonably determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced in whole or in part, based on the existence of the amount of the Loans or such Bank's Revolving Commitment under this Agreement; provided, however, that to the extent such notice is given by any such Bank more than 180 days after the occurrence of the event giving rise to the additional costs of the type described in this Section, such Bank shall not be entitled to compensation pursuant to this Section for any amounts incurred or accruing prior to the date 180 days before the giving of such notice, except to the extent such law, rule, regulation, request, directive or guideline shall have been given retroactive effective affecting a period beginning more than 180 days prior to such notice.

     2.5  Interest Rates.  The interest rate for both Base Rate Loans and LIBOR
          --------------
Loans shall be computed on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day) during the period for which payable and be based upon the ratio of Net Funded Debt to Cash Flow existing as of the date the Notice of Borrowing is received by Agent. The interest rate shall be determined as set forth below and Borrower's election of a particular rate shall be set forth in a Notice of Borrowing.

          (a)  Base Rate Loans.  The unpaid principal of the Base Rate Loans
               ---------------
     shall bear interest from the date of advance to maturity at a rate per annum which shall from day to day be equal to the lesser of: (i) the Base Rate in effect from day to day, or (ii) the Highest Lawful Rate.

          (b)  LIBOR Loans.  The unpaid principal of each LIBOR Loan shall bear
               -----------
     interest for the Interest Period applicable thereto at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period applicable thereto, or (ii) the Highest Lawful Rate.

          (c)  Past Due Interest.  Overdue principal on the Loans shall bear
               -----------------
     interest, to the extent permitted by applicable law, at a rate per annum equal to the Default Rate.

          (d)  Recoupment.  If at any time the applicable rate of interest
               ----------
     selected pursuant to Sections 2.5(a)(b)and (c) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to the Sections listed above had at all times been in effect.

     2.6  Interest Rate Options.  Subject to the provisions of this Section 2.6,
          ---------------------
Borrower shall have the option of having all or any portion of the Loan bear interest at the Adjusted LIBOR Rate, or a rate based upon the Base Rate (an "Interest Option"); provided, however, that each LIBOR Loan shall be in the minimum amount of $1,000,000.00 in $500,000.00 multiples. Each change in an Interest Option made pursuant to this Section 2.6 shall be deemed both a payment of the Base Rate Loan or LIBOR Loan from which such change was made and (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) a LIBOR Loan or Base Rate Loan into which such change was made on the date of such change.


          (a)  At Time of Borrowing.  Borrower shall, in accordance with Section
               --------------------
     2.3 hereof, give Agent notice of the initial Interest Option selected with respect to each Borrowing made hereunder.

          (b)  At Expiration of Interest Periods.  Prior to the termination of
               ---------------------------------
     each Interest Period with respect to each LIBOR Loan, Borrower shall give written notice (a " Rollover Notice") to Agent of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Agent at least one (1) LIBOR Business Day, in the case of a LIBOR Rate selection, prior to the termination of such Interest Period. No advance notice is necessary to convert to a Base Rate Loan. If Borrower shall specify a LIBOR Rate, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by Borrower with respect to such portion of the Loan. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent. If the required Rollover Notice shall not have been timely received by Agent (in accordance with the above provisions of this Section 2.6(b)) prior to the expiration of the then relevant Interest Period in effect when such notice was required to be given, Borrower shall be deemed to have selected the rate set forth in Section 2.5(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and to have given Agent notice of such selection.

          (c) Options Upon Default.  Notwithstanding anything in this Section
              --------------------
     2.6 to the contrary, no Base Rate Loan may be converted to a LIBOR Loan and no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to a Base Rate Loan on the last day of each applicable Interest Period.

     2.7  Change of Circumstances.
          -----------------------

          (a)  Unavailability of Funds or Inadequacy of Pricing.  In the event
               ------------------------------------------------
     that, in connection with any proposed LIBOR Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Banks of funding LIBOR Loans for such LIBOR Interest Period, the Agent shall give notice of such determination to the Borrowers and the Banks, whereupon, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loans into LIBOR Loans shall be suspended, and all loans to Borrowers shall be Base Rate Loans during the period of suspension.

          (b)  Change in Laws.  If at any time any new law or any change in
               --------------
     existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund LIBOR Loans hereunder, then such Bank shall promptly notify Borrowers in writing and such Bank's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

          (c)  Increased Cost or Reduced Return.
               --------------------------------

               (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                     (A) shall subject such Bank to any tax, duty, or other charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any LIBOR Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank);

                     (B) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Revolving Commitment of such Bank hereunder; or

                     (C) shall impose on such Bank or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any LIBOR Loans, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this Section 2.7, Borrower may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue LIBOR Loans, or to convert all or part of the Base Rate Loan owing to such Bank to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 2.7(c) shall be applicable); provided that such suspension shall not affect the
                          --------
          right of such Bank to receive the compensation so requested.

               (ii) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

               (iii) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.7(c) will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 2.7(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

               (iv) Any Bank giving notice to the Borrower through the Agent, pursuant to Section 2.7(c) shall give to the Borrowers a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

               (v) Within five (5) Business Days after receipt by the Borrower of any notice referred to in Section 2.7(c), the Borrowers shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrower shall not be obligated to compensate such Bank for any increased costs, reduced payments or increased capital requirements to the extent that such Bank incurs the same prior to a date six (6) months before such Bank gives the required notice.

          (d)  Discretion of Bank as to Manner of Funding.  Notwithstanding any
               ------------------------------------------
     provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

          (e)  Breakage Fees.   Without duplication under any other provision
               -------------
     hereof, if any Bank incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks) as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 2.7(a) and 2.7(b):

               (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its LIBOR Interest Period (whether by acceleration, prepayment or otherwise);

               (ii) any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

               (iii) any failure by the Borrower to borrow, continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c) hereof;

     then the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     2.8  Repayment of Advances and Interest Thereon.  During the Commitment
          ------------------------------------------
Period, accrued and unpaid interest on the Note shall be due and payable monthly in arrears commencing on the first day of March, 2000, and continuing on the first day of each month thereafter while any Loan Balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid. The principal amount of the Note together with any accrued but unpaid interest shall be due and payable in full on the Maturity Date, if there has not been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement or before the Maturity Date if there has been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement.

     2.9  Advances and Payments on Note.  Each Bank is irrevocably authorized by
          -----------------------------
the Borrower to account for advances, payments, prepayments, etc. by any appropriate method with its customary documentation or other evidence thereof delivered to the Borrower within a reasonable time after each such advance, payment, prepayment, etc. The outstanding principal balance reflected by the accounting method utilized by each Bank shall be deemed rebuttably presumptive evidence of the principal amount owing on such Bank's Note. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such Advances until repayment. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

     2.10  Voluntary Prepayments.  The Borrower shall have the right at any
           ---------------------
time or from time to time to prepay without premium or penalty, all or any part of the Loan Balance outstanding on the Notes pertaining to a Base Rate Loan; provided, however, that no such prepayment shall, until all Obligations are
-----------------
fully paid and satisfied, excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and then to the Loan Balance. Borrower shall not prepay any LIBOR Loan prior to the end of the applicable 30, 60, or 90 day period.

     2.11  Non-Use Fees. In addition to interest on the Notes as provided
           ------------
herein, in order to compensate Banks for maintaining funds available for Borrower, Borrower shall pay to Agent for the ratable benefit of Banks, a "Non-Use Fee" each quarter during the Commitment Period. The Non-Use Fee rate shall be determined based on Borrower's ratio of Funded Debt to Cash Flow as calculated in the quarterly Compliance Certificate provided to the Bank. The Non-Use Fee applicable hereto is set forth in the definition of Applicable Percentage.

     2.12  Letter of Credit Fees.  In addition to interest on the Notes as
           ---------------------
provided herein, to compensate the Banks for issuing any Letters of Credit, the Borrower shall pay to the Agent for the ratable benefit of the Banks a fee for such issuance pursuant to the following schedule:

          (a)  Standby Letters of Credit

               . 1.25% of the face amount of the Letter of Credit per annum, payable upon issuance and on each anniversary thereafter. The minimum fee shall be $75.00 for each 90 days the Letter of Credit is outstanding.

               .    $60.00 issuance fee

               .    $40.00 fee to amend a Letter of Credit

               . $25.00 fee if the Letter of Credit is invoiced rather than debited to Borrower's account(s).

          (b)  Commercial Letter of Credit

               . 0.25% of the face amount of the Letter of Credit for each 90 days the Letter of Credit is outstanding, payable upon issuance of the Letter of Credit ($75.00 minimum).

          (c)  Other Letter of Credit Fees

               . $40.00 minimum fee to increase or extend any Letter of Credit

               .    0.125% negotiation fee ($45.00 minimum)

               .    100% of all expenses (telecopy, courier, etc.)

     2.13 Commitment Fees.  In addition to interest on the Notes and in
          ---------------
order to compensate Lender for committing to maintain additional funds available to Borrower, on or before closing, Borrower shall pay to Agent, for the ratable benefit of Banks, a commitment fee in the amount of $75,000.00.

     2.14 Cash Collateral Account.
          -----------------------

          (a) Upon the occurrence of an Event of Default and demand by Agent pursuant to Section 8.2, Borrower will promptly pay to Agent in immediately available funds an amount equal to the Reimbursement Obligations. Any amounts so received by Agent shall be deposited by Agent in a deposit account maintained by Agent (the "Cash Collateral Account").

          (b) As security for the payment of all Reimbursement Obligations and for all other Obligations, Borrower hereby grants, convey, assigns, pledges, sets over and transfer to Agent, for the ratable benefit of Banks, and create in Agent's favor a lien and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of Agent, and Borrower shall have no right to withdraw or to cause Agent to withdraw any funds deposited in the Cash Collateral Account. At any time and from time to time, upon Agent's request, Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this section and of the rights and powers herein granted. Borrower shall not create or suffer to exist any lien on any amounts or investments held in the Cash Collateral Account other than the lien granted under this Section.

          (c) Agent shall (i) apply any funds in the Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that Borrower shall fail directly to pay such Reimbursement Obligations and (ii) after the date on which the Revolving Commitment of Agent shall have terminated, all Letters of Credit shall have expired, all Reimbursement Obligations shall have been paid in full, apply any proceeds remaining in the Cash Collateral Account first to pay any
                                                           -----
     unpaid Obligations then outstanding hereunder and then to refund any
                                                       ----
     remaining amount to Borrower.

          (d) Borrower, no more than once in any calendar month, may direct Agent to invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (ii) one or more other types of investments permitted by Agent, in each case with such maturities as Borrower, with the consent of Agent, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from Borrower, Agent shall invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with such maturities as Agent may determine, pending application of such funds on account of Reimbursement Obligations or on account of such other Obligations, as the case may be. All such investments shall be made in the Agent's name for the account of Agent. Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by Borrower, and Borrower agrees to hold Agent harmless from any such losses or taxes. Agent may liquidate any investment held in the Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Agent) as a result of such application.

          (e) Borrower shall pay to Agent the fees customarily charged by Agent with respect to the maintenance of accounts similar to the Cash Collateral Account.

     2.15  General Provisions Relating to Interest.  It is the intention of
           ---------------------------------------
the parties hereto to comply strictly with any applicable usury laws as in effect from time to time and, in this regard, there shall never be taken, received, contracted for, collected, charged or received on any sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate.

     If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable laws of the State of Oklahoma or the United States of America, the result of mathematical error on the part of the Borrower and any Bank; and any such Bank shall promptly credit the amount of such excess to the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the amount of such excess to the Borrower (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful
Rate) upon discovery of such error by such Bank or notice thereof from the Borrower.

     If the maturity of the Notes is accelerated by reason of an election of the Banks resulting from any Event of Default or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under applicable laws may never include amounts which are more than the Highest Lawful Rate, and the amount of such excess, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Banks as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Banks on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Banks to the Borrower.

     All sums paid, or agreed to be paid, to the Banks for the use, forbearance and detention of the proceeds of any Advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.


                                  ARTICLE III
                                  -----------

3    CONDITIONS
     ----------

     The effectiveness of this Agreement, and the obligation to make the initial Advance subsequent to the date hereof or issue any Letter of Credit under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

     3.1  Receipt of Loan Documents and Other Items.  The Banks shall have no
          -----------------------------------------
obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein shall be satisfactory in the good faith judgment of the Agent, and the Agent shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Agent and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the
Agent:

          (a) multiple counterparts of this Agreement, as reasonably requested by the Agent;

          (b)  the Notes;

          (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the by-laws and all amendments thereto of the Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower, to the effect that each such copy is correct and complete;

          (d) certificate of incumbency and signatures of all officers of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, executed by the secretary or an assistant secretary of the Borrower;

          (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower, accompanied by a certificate of the respective secretary or an assistant secretary of the Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (f)  Financial Statements of the Borrower dated as of September 30,
     1999;

          (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and each Guarantor in the State of Oklahoma;

          (h) guaranty agreements, in the form appended hereto as Exhibit H, executed by CMI Limited Partnership and CMI Sales Co., LLC.

          (i) copies of the Articles of Organization , Articles of Limited Partnership, or comparable document and all amendments thereto and the Operating Agreement and/or Limited Partnership Agreement and all amendments thereto of each Guarantor, accompanied by a certificate issued by the Manager (its Responsible Officer) and/or the General Partner of each Guarantor, to the effect that such copies are correct and complete;

          (j) Certificate of Incumbency and signatures of all officers of each Guarantor who are authorized to execute the Guaranty Agreements on behalf of each Guarantor, executed by the Manager (its Responsible Officer) and/or the General Partner of each Guarantor;

          (k) copies of limited liability company and/or limited partnership consents or resolutions approving the Guaranty Agreements and authorizing the transactions contemplated therein, duly adopted by the Members and/or the General Partner of each Guarantor, accompanied by a certificate of the respective Manager (its Responsible Officer) and/or the General Partner of each Guarantor, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the Members and/or the General Partner of the Guarantor and that such resolutions constitute all of the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (l) opinion of Borrower's counsel substantially in the form of Exhibit G;

          (m) certificates evidencing the insurance maintained by the Borrower in compliance with applicable provisions of this Agreement;

          (n) a Notice of Borrowing received by the Agent on or before 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day preceding the Closing Date; and

          (o) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Agent may reasonably request.

     3.2  Each Advance.  In addition to the conditions precedent stated in
          ------------
Section 3.1 having been fulfilled as of the Closing Date, the Banks shall not be obligated to make any Advance unless;

          (a) the Borrower shall have delivered to the Agent a Notice of Borrowing at least the requisite time prior to the requested date for the relevant Borrowing; and each statement or certification made in such Notice of Borrowing shall be true and correct in all material respects on the requested date for such Borrowing;

          (b) no Event of Default or Default exists or, by virtue of any requested Advance, shall exist or will occur;

          (c) if requested by the Agent, the Borrower shall have delivered evidence satisfactory in the good faith judgment of the Agent substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Borrowing;

          (d) no event shall have occurred which, has caused or could cause a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for such Borrowing;

          (f) the Agent shall have received reimbursement from the Borrower, or legal counsel for the Agent shall have received payment from the Borrower, for all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Borrowing; and

          (g) all conditions set forth in Section 3.1 above shall have been accomplished to Agent's satisfaction.

     3.3  Each Issuance of a Letter of Credit.  In addition to the conditions
          -----------------------------------
precedent stated in Section 3.1 having been fulfilled as of the Closing Date, the Agent on behalf of the Banks shall not be obligated to issue a Letter of Credit unless:

          (a) the Borrower shall have delivered to the Agent a Letter of Credit application or agreement, stand-by and/or commercial, in the form of Exhibit E appended hereto; and each statement or certification made in such application shall be true and correct in all material respects;

          (b) no Event of Default or Default exists or, by virtue of the issuance of any Letter of Credit, shall exist or will occur;

          (c) if requested by the Agent, Borrower shall have delivered evidence satisfactory in a good faith judgment of the Agent substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for the issuance of such Letter of Credit;

          (d) no event shall have occurred which has caused or could cause a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for the issuance of the Letter of Credit;

          (f) all material matters incident to the consummation of the transactions hereby contemplated shall be satisfactory in a good faith judgment of the Agent.

                                  ARTICLE IV
                                  ----------

 4   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     To induce the Banks to enter into this Agreement and to make the Advances, the Borrower represents and warrants to the Banks (which representations and warranties shall survive the delivery of the Notes) that:

      4.1 Due Authorization and Corporate Existence.  The execution and delivery
          -----------------------------------------
by the Borrower of this Agreement and the Borrowings hereunder; the execution and delivery by the Borrower of the Notes; the repayment of the Notes and interest and fees provided for in the Notes and this Agreement; the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower and have been duly authorized by all necessary corporate action of the Borrower. The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Oklahoma and is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business except where failure to be so qualified will not have a Material Adverse Effect.

      4.2 Consents, Conflicts and Creation of Liens.   The execution and
          -----------------------------------------
delivery by the Borrower of the Loan Documents and the performance (except upon the occurrence of an Event of Default) of the obligations of the Borrower thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument or other agreement, other than the Loan Documents.

      4.3 Valid and Binding Obligations.  All of the Loan Documents, when duly
          -----------------------------
executed and delivered by the Borrower, will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower by the Banks in accordance with their respective terms, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally.

      4.4 Title to Assets.  The Borrower has defensible title to all of its
          ---------------
Properties, free and clear of all Liens and such defects in title that individually or in the aggregate would cause a Material Adverse Effect except Permitted Liens.

      4.5 Scope and Accuracy of Financial Statements.  The Financial Statements
          ------------------------------------------
of the Borrower, as of September 30, 1999 present fairly the financial position and results of operations of the Borrower as at the relevant point in time or for the period indicated. No event or circumstance has occurred since September 30, 1999 which would cause a Material Adverse Effect.

      4.6  Liabilities, Litigation, and Restrictions. Other than as disclosed on
           -----------------------------------------
the Financial Statements of the Borrower dated September 30, 1999, the Borrower has no liabilities, direct or contingent, which may materially and adversely affect its business. Except as set forth under the heading "Litigation" on Exhibit D hereto, no Litigation of any nature affecting the Borrower is pending before any Tribunal or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the material business operations of the Borrower other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

      4.7  Authorizations and Consents. Except as expressly contemplated by this
           ---------------------------
Agreement, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, Tribunal or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrower of the Note and the interest and fees provided in the Note and this Agreement, or the performance (except in the Event of Default) by the Borrower of the Obligations.

      4.8  Compliance with Laws.  To the best of the Borrower's knowledge, the
           --------------------
Borrower and its Property are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, Environmental Laws, and ERISA, except such noncompliance that would not have a Material Adverse Effect.

      4.9  Proper Filing of Tax Returns and Payment of Taxes Due.  The Borrower
           -----------------------------------------------------
has duly and properly filed its United States income tax return and all other tax returns which are required to be filed by the Borrower and has paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The charges and reserves of the Borrower with respect to taxes and other governmental charges are adequate, and the Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

      4.10 ERISA.  To the extent applicable, the Borrower is in compliance
           -----
in all material respects with all applicable provisions of ERISA. No Reportable Event, which could reasonably be expected to have a Material Adverse Effect, has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect, and
(b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed, to any material extent, the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any

Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is, to any material extent, any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

      4.11 Environmental Laws.  To the best knowledge and belief of the
           ------------------
Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit D under the heading "Environmental Matters" or "Litigation";

           (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

           (b) no Hazardous Substances have been generated, transported and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site;

           (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

           (d) no Environmental Complaint has been received by the Borrower.

      4.12 Investment Company Act Compliance.  The Borrower is not, directly
           ---------------------------------
or indirectly, controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, which control or action could reasonably be expected to have a Material Adverse Effect.

      4.13 Public Utility Holding Company Act Compliance.  The Borrower is
           ---------------------------------------------
not a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

      4.14 No Material Misstatements.  To the Borrower's knowledge, no
           -------------------------
information, exhibit, statement or report furnished to the Bank by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

      4.15 Casualties or Taking of Property.  Since June 30, 1996, neither
           --------------------------------
the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

      4.16 Locations of Business, Offices, and Property.  The principal
           --------------------------------------------
place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 9.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Bank.

      4.17 Subsidiaries.  The Borrower has several Subsidiaries as described
           ------------
on Exhibit F attached hereto.


                                   ARTICLE V
                                   ---------

 5   AFFIRMATIVE COVENANTS
     ---------------------

        A deviation from the provisions of this Section 5 shall not constitute a Default or Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 5 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents:

      5.1 Maintenance and Access to Records.  Maintain records adequate to
          ---------------------------------
determine its true and complete financial condition at any time.  Within five
(5) Business Days after Borrower receives a written request from the Agent to inspect records, specifying the nature of the records and the purpose of the desired inspection, Borrower shall make the appropriate records available for the Agent's review at Borrower's offices during Borrower's customary business hours. The Borrower shall honor the Agent's reasonable request to make copies of such records and remove them from Borrower's offices unless the Borrower deems those records to be proprietary or privileged information.

      5.2 Annual Financial Statements.  Deliver to the Agent, (a) on or before
          ---------------------------
the 90th day after the close of each of its fiscal years, a copy of its annual audited Financial Statements and 10-K statement, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrower's Responsible Officer stating that such Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Section 6 herein.

      5.3 Quarterly Financial Statement.  Deliver to the Agent on or before the
          -----------------------------
45th day after the close of each quarter other than the final quarter of the fiscal year, (a) quarterly unaudited Financial Statements and 10-Q statements, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrower's Responsible Officer after due diligence and to the best of such officer's knowledge that no default as set forth in Section 8 herein has occurred and is continuing or whether there exists any event which might, with the passage of time or otherwise, might become an Event of Default. If such an Event of Default exists, the certificate must specify the steps being taken to rectify the situation.

      5.4 Annual Budget.  Deliver to Agent on or before December 31 of each year
          -------------
an annual budget for the upcoming year.

      5.5 Notices of Certain Events.  Deliver to the Agent, immediately upon a
          -------------------------
Responsible Officer's having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

          (a)  any Default or Event of Default;

          (b) any default or event of default under any material contractual obligation of the Borrower, or any material new Litigation, affecting the Borrower before any Governmental Authority or Tribunal;

          (c) any new Litigation involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim (i) in which the amount involved is $250,000.00 or more and which is not covered by insurance, and (ii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrower's interest therein) of more than $250,000.00 or could reasonably be expected to result in an expenditure by the Borrower of more than $250,000;

          (d) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto, which could reasonably be expected to have a Material Adverse Effect;

          (e) the receipt by the Borrower of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

          (f) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

          (g) any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect; and

          (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

     5.6 Additional Information.  Furnish to the Agent, promptly upon the
         ----------------------
reasonable request of the Agent, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower as the Agent may from time to time reasonably request.

     5.7 Compliance with Laws.  In all reasonable and in all material respects,
         --------------------
comply with all applicable Requirements of Law, including, without limitation,
(a) the minimum funding requirements of ERISA so as not to give rise to any material liability or Reportable Event thereunder, and (b) Environmental Laws
(i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance or conduct of the operations of the Borrower, including, without limitation, all permits, licenses, registrations, approvals and authorizations, or (iii) applicable to the use, generation, handling, storage, treatment, transport or disposal of any Hazardous Substances, the resulting non-compliance of which could have a Material Adverse Effect; and cause all operators, employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply. Notwithstanding the reasonable efforts of the Borrower to comply with its obligations under this Section 5.7, should any non-compliance with any Requirement of Law cause a Material Adverse Effect, the Agent shall be notified of such event pursuant to Section 5.5 and the Agent shall be entitled to exercise its rights and remedies pursuant to Subsection 8.1 and Section 8.2.

      5.8  Payment of Assessments and Charges.  Pay all taxes, assessments,
           ----------------------------------
governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien, other than a Permitted Lien, against the Property of the Borrower, except any of the foregoing being Contested in Good Faith.

      5.9  Maintenance of Corporate Existence and Good Standing.  Maintain its
           ----------------------------------------------------
corporate existence or qualification and good standing in all states in which it is doing business, except where failure to so preserve will not have a Material Adverse Effect.

      5.10 Further Assurances.  Promptly cure any defects in the execution
           ------------------
and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

      5.11 Initial Fees and Expenses of Agent and/or Legal Counsel to Agent.
           ----------------------------------------------------------------
Promptly reimburse the Agent for all reasonable and customary out-of-pocket expenses of the Agent (including the Agent's attorney's fees) in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement.

      5.12 Subsequent Fees and Expenses.  The Borrower shall promptly
           ----------------------------
reimburse the Agent (after the Borrower's receipt of the Agent's request for reimbursement) for all amounts reasonably expended, advanced or incurred by the Agent, together with interest thereon as provided in this Subsection 5.12 (i) in connection with the administration (such as filing fees, attorney fees and other customary out-of-pocket expenses) of this Agreement and the Notes, and the negotiation, preparation, and execution of any amendments and waivers hereto; and (ii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Agent or any Bank in enforcing any Obligations of or in collecting any payments due from any Person hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding; provided, however, if an uncured Event of Default does not exist, the Agent must obtain the Borrower's contemporaneous written consent prior to making any such expenditure or advance, or incurring such reimbursable amount. The amount so reimbursable pursuant to this Subsection 5.12 shall bear interest at the per annum interest rate equal to Base Rate, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date notification that the same was expended, advanced or incurred by the Agent until the date that it is repaid to the Agent, with the obligations under this Subsection 5.12 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian or liquidator of the Borrower appointed in any such case.

      5.13 Maintenance and Inspection of Tangible Properties. Maintain all
           -------------------------------------------------
of its material tangible Properties in good repair and condition, ordinary wear and tear and sales in the ordinary course of business excepted; make all necessary replacements thereof and operate, if operated by the Borrower, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Agent to reasonably visit and inspect any tangible Property of the Borrower.

      5.14 Maintenance of Insurance and Evidence Thereof. Continue to
           ---------------------------------------------
maintain or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Agent, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Agent, furnish to the Agent evidence, satisfactory in the good faith judgment of the Agent of the maintenance of such insurance.

      5.15 Payment of Note and Performance of Obligations.  Pay the Notes
           ----------------------------------------------
according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act as required in the Loan Documents and discharge all other Obligations.

      5.16 Primary Depository.  Maintain all operating and depository
           ------------------
accounts with Agent. Agent shall provide depository services at competitive market prices.

      5.17 Agreement to Pledge Collateral.  Pledge, mortgage or grant a
           ------------------------------
security interest, at the option of Majority Banks, in Borrower's accounts receivable, inventory, machinery, equipment, and other fixed assets as requested by Majority Banks in the event, and at any time and from time to time during the term hereof (even after Agent's release of any such assets) Borrower's Net Funded Debt to Cash Flow ratio exceeds 3.50 to 1.00 as of June 30, 2000 or at any time thereafter. The security interest or lien of Banks shall remain on any such assets until such point in time that the Borrower demonstrates that its Net Funded Debt to Cash Flow ratio does not exceed 3.50to1.00 for two consecutive quarters. Upon such a demonstration, Agent shall release the Banks' security interest or lien; however, Borrower shall continue to be governed by the negative pledge set forth at Section 7.2 below. Borrower's pledging of any collateral at the request of Majority Banks shall not excuse the occurrence of any Event of Default.


                                  ARTICLE VI
                                  ----------

 6   FINANCIAL COVENANTS.
     --------------------

     A deviation from the provisions of this Section 6 shall not constitute a Default or Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 6 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents:

      6.1  Tangible Net Worth. Maintain at the end of each calendar quarter
           ------------------
Tangible Net Worth of no less than $70,000,000.00 as determined by Borrower's Financial Statements. The minimum Tangible Net Worth shall increase each quarter hereafter by the sum of net income after cash taxes less dividends less treasury stock purchases. This figure shall not be reduced by incurred losses. In the event Borrower completes an acquisition with the use of its stock, Majority Banks reserve the right to negotiate with Borrower an increase to the required Tangible Net Worth.

      6.2 Debt Service Coverage Ratio.  Maintain at the end of each calendar
          ---------------------------
quarter a Debt Service Coverage Ratio of, at least, 1.50 to 1.00.

      6.3 Liabilities to Net Worth. Maintain a maximum ratio of total
          ------------------------
liabilities to Tangible Net Worth of 2.0 to 1.0 for each quarter of the calendar year throughout the term hereof.

      6.4 Inventory Turnover Ratio.  Maintain as of December 31st of each year
          ------------------------
throughout the term hereof, an Inventory Turnover Ratio of, at least, 1.25 to
1.00. Should the Inventory Turnover Ratio be, at any point in time, below this level, Borrower shall have six months to cure this breach.

      6.5 Net Funded Debt to Cash Flow Ratio.  Maintain as of last day of each
          ----------------------------------
calendar quarter throughout the term hereof, a ratio of Net Funded Debt to Cash Flow which shall not exceed 3.75:1.00 for quarter ending March 31, 2000; 3.50:1.00 for quarter ending June 30, 2000; and 3.00:1.00 for each quarter thereafter.

                                  ARTICLE VII
                                  -----------

 7   NEGATIVE COVENANTS
     ------------------

     A deviation from the provisions of this Section 7 shall not constitute a Default or Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation (which such consent shall not be unreasonably withheld). The Borrower will at all times comply with the covenants contained in this Section 7 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan
Documents:

      7.1 Indebtedness.  Create, incur, assume or suffer to exist any
          ------------
Indebtedness or Contingent Obligation, other than as represented on the September 30, 1999 Financial Statements whether by way of loan or otherwise which exceeds, in the aggregate the sum of $1,000,000.00; provided however, the
                                                          ----------------
foregoing restriction shall not apply to (a) the Obligations, (b) debts or obligations in existence and effective as of the date hereof and as disclosed in the financial statements previously provided to the Bank and any and all extensions or renewals thereof; (c) those certain $30,000,000.00 7.68% Series A Senior Notes due September 15, 2006; (d) amounts payable and accrued liabilities arising in the ordinary course of Borrower's business; and (e) other indebtedness owed to Affiliates of Borrower which is expressly made subordinate to the Indebtedness owed hereunder and under the Notes, which subordination is approved in advance by Majority Banks, which approval will not be unreasonably withheld.

      7.2 Negative Pledge.  Create, incur, assume, permit or suffer to exist any
          ---------------
Lien on any of its Property or assets, whether now owned or hereafter acquired except for Permitted Liens without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld .

      7.3 Sales of Assets.  Sell, transfer or otherwise dispose of in any one
          ---------------
fiscal year, in one or any series of transactions, any of its Property, whether now owned or hereafter acquired, or enter into any agreement to do so without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect. This restriction shall not apply to any sales of property wherein the proceeds resulting from said sale are reinvested in productive assets.

      7.4 Cancellation of Insurance.  Allow any insurance policy required to be
          -------------------------
carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

      7.5 Changes in Corporate Structure.  Enter into any transaction of
          ------------------------------
consolidation, merger or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, that the foregoing restrictions shall not apply to the merger or consolidation of the Borrower with another person, if (i) the Borrower is the corporation that results from such merger, amalgamation or consolidation (the "surviving corporation") and a majority of the Persons serving on the Board of Directors of the Surviving Corporation formerly served on Borrower's Board of Directors, (ii) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, the Surviving Corporation will be able to satisfy the financial covenants provided at Sections 6.1 and 6.2 of this Agreement, (iii) the Surviving Corporation's Property is not subject to any Lien not permitted to be incurred by the Borrower pursuant to this Agreement and (iv) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, no Default or Event of Default would exist.

      7.6 Transactions with Affiliates.  Directly or indirectly, enter into any
          ----------------------------
sale, lease or exchange of Property or any contract for the rendering of goods or services for amounts in excess of $100,000 with any Affiliate or any of them, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate if such transaction would have a Material Adverse Effect.

      7.7 Organization or Acquisition of Subsidiaries. Organize or acquire any
          -------------------------------------------
Subsidiary in addition to those existing as of the date hereof, if any such organization or acquisition would have a Material Adverse Effect without Majority Bank's prior written consent; provided, however, the foregoing restriction shall not apply to acquisitions of companies in comparable business lines, if the purchase price is less than 10% of Borrower's Tangible Net Worth (as of the date of the acquisition) and Borrower's ratio of total liabilities to Tangible Net Worth is less than 1.75 to 1.00..

      7.8 Line of Business.  Change its existing primary line of business or
          ----------------
enter into any new line of business without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect.

      7.9 Executive Management.  Change or alter its current Responsible
          --------------------
Officers without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect.

      7.10     Repurchase of Treasury Stock.  Repurchase in excess of
               ----------------------------
$5,000,000.00 worth of Treasury stock without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect.

      7.11     Dividends and Distributions.  Declare, pay or make, whether in
               ---------------------------
cash or property, or set aside or apply any money or assets to pay or make, any dividend or distribution during any fiscal year that would exceed, in the aggregate, Borrower's Net Income for the prior twelve month period without the Majority Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect.

                                 ARTICLE VIII
                                 ------------

 8   EVENTS OF DEFAULT
     -----------------

      8.1 Enumeration of Events of Default.  Any of the following events shall
          --------------------------------
constitute an Event of Default as that term is used herein:

          (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or any Commitment Fee;

          (b) an Event of Default as defined in any Loan Document shall have occurred;

          (c) default shall be made by the Borrower in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents and such default could be expected to have a Material Adverse Effect;

          (d) any representation or warranty made by the Borrower in any of the Loan Documents, including, without limitation, in a Notice of Borrowing, proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Banks in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified and such misrepresentation or breach of warranty could reasonably be expected to have a Material Adverse Effect;

          (e) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, lease or other evidence of indebtedness or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument for borrowed money executed in connection with any of the foregoing including, but not limited to, those certain 7.68% Series A Senior Notes due September 15, 2006, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto and such default is not being contested in good faith by the Borrower;

          (f) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Section 3.2, unless the failure to so satisfy would not have a Material Adverse Effect, the satisfaction or curing of which is precedent to the right of the Borrower to receive an Advance hereunder, and such inability shall continue for a period in excess of 30 days;

          (g) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning Borrower, or (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (h) an order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 30 days after the issuance and entry thereof;

          (i) the levy against any portion of the Property (valued in excess of $1,000,000.00) of the Borrower, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy and which could reasonably be expected to have a Material Adverse Effect;

          (j) a final and non-appealable order, judgment or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $1,000,000.00 and such order, judgment or decree shall not be dismissed or the execution thereof stayed within 30 days;

          (k) a Material Effect occurs as a result of any of the following: (i) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (iv) the Borrower or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Bank, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and (v) or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 8.01(k) could subject the Borrower or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

          (l) the Borrower shall have failed to cure within 180 days its failure to comply with the Inventory Turnover Ratio described in Section 6.4 herein.

          (m) the occurrence of a Change of Control.

          (n) the dissolution or the permanent loss of legal existence of any Guarantor.

      8.2 Remedies.
          --------

          (a) Upon the occurrence of an Event of Default specified in Subsections 8.1(g), (h), (l) or (n) immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Majority Banks in writing, and in such event, the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Bank, except to the extent any such deposits contain funds of persons other than Borrower, or Borrower's subsidiaries and any and all other indebtedness at any time owing by such Bank to or for the credit or account of the Borrower against any and all of the Obligations.

          (b) Upon the occurrence of any Event of Default specified in Section 8.1(a), Borrower shall have five (5) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Bank will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding subsection 8.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Bank within five days after Borrower's receipt of such written notification. In the event Borrower shall fail to effectuate such a cure Banks may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and the Commitment shall immediately cease and terminate unless and until reinstated by the Majority Banks in writing, and in such event, the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Banks, and any and all other indebtedness at any time owing by the Banks to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default other than those specified in Subsections 8.1(a), (g), (h), (l) or (n) Borrower shall have thirty (30) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Bank will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding subsection 8.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Bank within 30 days after Borrower's receipt of such written notification. In the event Borrower shall fail to effectuate such a cure Banks may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the

     Borrower, and the Commitment shall immediately cease and terminate unless and until reinstated by the Majority Banks in writing, and in such event, the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Banks, and any and all other indebtedness at any time owing by the Banks to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (d) Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Banks may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.


                                  ARTICLE IX
                                  ----------

 9   THE AGENT AND THE BANKS
     -----------------------

      9.1 Appointment and Authorization.  Each Bank hereby appoints Agent as its
          -----------------------------
nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrower under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrower under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any person which may do business with the Borrower, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrowers to such Bank as of the time of such request.

      9.2 Note Holders.  From time to time as other Banks become a party to this
          ------------
Agreement, Agent shall obtain execution by the Borrower of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Notes not exceeding $100,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

      9.3 Consultation with Counsel.  Banks agree that Agent may consult with
          -------------------------
legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      9.4 Documents.  Agent shall not be under a duty to examine or pass upon
          ---------
the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

      9.5 Resignation or Removal of Agent.  Subject to the appointment and
          -------------------------------
acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and the Borrowers, and Agent may be removed at any time with or without cause by all Banks. If no successor Agent has been so appointed by all Banks (and approved by the Borrowers) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Bank pursuant to Section 10.1 hereof.

      9.6 Responsibility of Agent.  It is expressly understood and agreed that
          -----------------------
the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrower that such Bank or the Borrower considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

     Agent shall not be responsible to Banks for any of the Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

     Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not, without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of all Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause without the consent of all Banks which: (i) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (ii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iii) would materially increase any Bank's obligations hereunder or would materially alter Agent's obligations to any Bank hereunder, (iv) would release Borrower from its obligation to pay any Bank's Note or Notes, (v) would change the definition of Banks or Majority Banks, (vi) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks, (vii) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (viii) would extend the Maturity Date or (ix) would amend this sentence or the previous sentence, (x) waive Section 7.2 of this Agreement unless such waiver is necessary in order for Majority Banks to compel a positive pledge under Section 5.17 of this Agreement. Agent shall not have liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

      9.7  Independent Investigation.  Each Bank severally represents and
           -------------------------
warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrower while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of Agent.

      9.8  Indemnification. Banks agree to indemnify Agent, ratably according to
           ---------------
their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this
Section 9(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. The parties intend for the provisions of this Section to apply to and protect the Agent from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing or concurring cause of any such liability.

      9.9  Benefit of Section 9.  The agreements contained in this Section 9 are
           --------------------
solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, the Borrower, any affiliate of the Borrower or any other person.

      9.10 Pro Rata Treatment.  Subject to the provisions of this Agreement,
           ------------------
each payment (including each prepayment) by the Borrower and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrower shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 2 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. In the event, collateral is pledged to secure the Obligations pursuant to Section 5.17 or otherwise, Agent shall hold such collateral, and any proceeds resulting from the sale thereof, for the Pro Rata benefit of all Banks.

      9.11     Assumption as to Payments.  Except as specifically provided
               -------------------------
herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Banks hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

      9.12     Other Financings.  Without limiting the rights to which any Bank
               ----------------
otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrower (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrower arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

      9.13     Interests of Banks.  Nothing in this Agreement shall be construed
               ------------------
to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrower recognize that the respective obligations of Banks under the Revolving Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Revolving Commitment on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

      9.14     Investments.  Whenever Agent in good faith determines that it is
               -----------
uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.


                                   ARTICLE X
                                   ---------

 10   MISCELLANEOUS
      -------------

      10.1 Transfers and Participations.
           ----------------------------

           (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitments and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that in connection with each sale, assignment or transfer (other
     --------
     than to an Affiliate, a Bank or a Federal Reserve Bank), the applicable Bank will consider the opinion and recommendation of Borrower, which opinion and recommendation shall in no way be binding upon such Bank, and each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent, which consent will not be unreasonably withheld, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitments and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitments; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Commitments then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment, (4) no Bank may offer to sell its Note or Notes, Commitments, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $5,000 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitments and if the assignor Bank has retained a portion of its Commitments, a replacement Note in the principal amount of the Commitments retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitments assigned to such assignee and the transferor Bank shall henceforth be so released.

          (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitments hereunder to financial institutions, provided, that:

          (c) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

          (d) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

          (e) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

          (f) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Bank pursuant to this Agreement.

          (g) Upon the reasonable request of either Agent or Borrower, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

          (h) Agent may not participate or sell an amount of its Revolving Commitment which shall reduce its Revolving Commitment Percentage to less than fifteen percent (15%).

     10.2 Indemnity.   The Borrower agrees to indemnify and hold harmless
          ---------
the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Notes, provided that the Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

      10.3     Survival of Representations. Warranties and Covenants.  All
               -----------------------------------------------------
representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

      10.4     Notices and Other Communications.  Except as to verbal notices
               --------------------------------
expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

               (a)  if to the Agent, to:

                         BANK OF OKLAHOMA, N.A.
                         Street Address:
                         201 Robert S. Kerr Avenue

                         Oklahoma City, Oklahoma 73102
                         Mail Address:
                         P.O. Box 24128
                         Oklahoma City, Oklahoma 73124
                         Attention: John D. Higginbotham, Senior Vice President

               (b)  if to the Borrower, to:

                         CMI CORPORATION
                         Street Address:
                         I-40 and Morgan Road
                         Oklahoma City, Oklahoma 73128
                         Mail Address:
                         P.O. Box 1985
                         Oklahoma City, Oklahoma 73101-1985
                         Attention: Jim D. Holland, Senior Vice President
                                       and Chief Financial Officer
                         (with a courtesy copy to Joseph P. Hogsett at Hartzog Conger & Cason)

     Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

      10.5     Parties in Interest.  Subject to applicable restrictions
               -------------------
contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Banks shall be binding upon and inure to the benefit of the Borrower or the Banks, as the case may be, and their respective legal representatives, successors and assigns.

      10.6     Rights of Third Parties.  All provisions herein are imposed
               -----------------------
solely and exclusively for the benefit of the Banks and the Borrower. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Bank at any time if in its sole discretion it deems it advisable to do so.

      10.7     Articles and Sections.  This Agreement, for convenience only, has
               ---------------------
been divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

      10.8     Number and Gender.  Whenever the context requires, reference
               -----------------
herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

      10.9     Renewals and Extensions.  All provisions of this Agreement
               -----------------------
relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.

      10.10    No Waiver: Rights Cumulative.  No course of dealing on the part
               ----------------------------
of the Agent, its officers or employees, nor any failure or delay by the Bank with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Bank under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No Advance hereunder shall constitute a waiver of any of the covenants, warranties or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty or condition, no such Advance shall have the effect of precluding the Bank from thereafter declaring such inability to be an Event of Default if same constitutes an Event of Default under the terms of this Agreement as hereinabove provided.

      10.11    Incorporation of Exhibits. The Exhibits attached to this
               -------------------------
Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

      10.12    Survival Upon Unenforceability.  In the event any one or more of
               ------------------------------
the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

      10.13    Amendments or Modifications.  Neither this Agreement nor any
               ---------------------------
provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both the Banks and the Borrower.

      10.14    Controlling Provision Upon Conflict.  In the event of a conflict
               -----------------------------------
between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

      10.15    Choice of Forum: Consent to Service of Process and Jurisdiction.
               ---------------------------------------------------------------
The obligations of Borrower under the loan documents are performable in Oklahoma County, Oklahoma. Any suit, action or proceeding against the borrower with respect to the loan documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Oklahoma, County of Oklahoma, or in the United States courts located in Oklahoma County, Oklahoma and the Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Borrower hereby irrevocably consents to service of process in any suit, action or proceeding in said court by the mailing thereof by agent by registered or certified mail, postage prepaid, to the Borrower, as applicable, at the address for notices as provided in section 10.3. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any loan document brought in the courts located in the State of Oklahoma, County of Oklahoma, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      10.16    Waiver of Jury Trial.  The Borrowers, the Agent and the Banks (by
               --------------------
their acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among the Borrowers, the Agent and the Banks, arising out of or in any way related to this document, any other related document, or any relationship between the Agent, the Banks and the Borrowers. This provision is a material inducement to the Agent and the Banks to provide the financing described herein.

      10.17    Entire Agreement. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE
               ----------------
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      10.18    Counterparts. This Agreement may be executed in a number of
               ------------
identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.

  IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

BORROWER:                     CMI CORPORATION

                              -------------------------------------
                              By: Jim D. Holland
                              Title: Senior Vice President
                                      and Chief Financial Officer

                              Notice Address:
                              P.O. Box 1985
                              Oklahoma City, Oklahoma 73101-1985
                              Fax: 405/787-6020

BANKS:                        BANK OF OKLAHOMA, N.A.

                              ------------------------------------
                              By: John D. Higginbotham
                              Title: Senior Vice President

                              Notice Address:
                              P.O. Box 24128
                              Oklahoma City, Oklahoma 73124
                              Fax: 405/272-2588

                              BANK OF AMERICA, N.A.

                              ------------------------------------
                              By: Dan Condley
                              Title: Vice President

                              Notice Address:

                              P.O. Box 25189
                              Oklahoma City, Oklahoma 73125-0189
                              Phone: 405/230-4059
                              Fax: 405/230-5230
                              ABA Routing Number: 103000017

                              COMERCIA BANK - TEXAS

                              ------------------------------------
                              By: John L. Flowers
                              Title: Senior Vice President

                              Notice Address:
                              P.O. Box 650282
                              Dallas, Texas 75265-0282
                              Phone: 214/969-6429
                              Fax: 214/969-6534
                              ABA Routing Number: 111000753

                              MERCANTILE BANK NATIONAL ASSOCIATION

                              ------------------------------------
                              By: Katherine K. Miller
                              Title: Vice President

                              Notice Address:
                              721 Locust Tram 12-3
                              St. Louis, Missouri 63101
                              Phone: 314/418-8648
                              Fax: 314/418-3859
                              ABA Routing Number: 081000210

                              UMB OKLAHOMA BANK


                              -----------------------------------
                              By: Richard J. Lehrter
                              Title:  Executive Vice President

                              Notice Address:
                              P.O. Box 82427
                              Oklahoma City, Oklahoma 73148-0427
                              Phone: 405/239-5800
                              Fax: 405/236-1971
                              ABA Routing Number: 101000695

AGENT:                        BANK OF OKLAHOMA, N.A.

                              -----------------------------------
                              By: John D. Higginbotham
                              Title: Senior Vice President

                              Notice Address:
                              P.O. Box 24128
                              Oklahoma City, Oklahoma 73124
                              Fax: 405/272-2588

                                                                     EXHIBIT 4.2


                                   RESTATED
                               CREDIT AGREEMENT

                                    Between

                                CMI CORPORATION

                                      And

                            BANK OF OKLAHOMA, N.A.



                               February 3, 2000

                               TABLE OF CONTENTS

ARTICLE I...................................................................  1
---------
     1    DEFINITIONS.......................................................  1
          -----------
          1.1   Terms Defined Above.........................................  1
                -------------------
          1.2   Additional Defined Terms....................................  1
                ------------------------
          1.3   Undefined Financial Accounting Terms........................ 14
                ------------------------------------
          1.4   References.................................................. 14
                ----------

ARTICLE II.................................................................. 15
----------
     2    AMOUNT AND TERMS OF FACILITY...................................... 15
          ----------------------------
          2.1   Revolving Line of Credit.................................... 15
                ------------------------
          2.2   Letter of Credit............................................ 15
                ----------------
          2.3   Manner of Borrowing......................................... 16
                -------------------
          2.4   Notes Evidencing Loans...................................... 17
                ----------------------
          2.5   Interest Rates.............................................. 20
                --------------
          2.6   Interest Rate Options....................................... 20
                ---------------------
          2.7   Change of Circumstances..................................... 21
                -----------------------
          2.8   Repayment of Advances and Interest Thereon.................. 25
                ------------------------------------------
          2.9   Advances and Payments on Note............................... 25
                -----------------------------
          2.10  Voluntary Prepayments....................................... 25
                ---------------------
          2.11  Non-Use Fees................................................ 25
                ------------
          2.12  Letter of Credit Fees....................................... 25
                ---------------------
          2.13  Commitment Fees............................................. 26
                ---------------
          2.14  Cash Collateral Account..................................... 26
                -----------------------
          2.15  General Provisions Relating to Interest..................... 28
                ---------------------------------------

 ARTICLE III................................................................ 28
------------
     3    CONDITIONS........................................................ 28
          ----------
          3.1   Receipt of Loan Documents and Other Items................... 29
                -----------------------------------------
          3.2   Each Advance................................................ 30
                ------------
          3.3   Each Issuance of a Letter of Credit......................... 31
                -----------------------------------

ARTICLE IV.................................................................. 32
----------
     4    REPRESENTATIONS AND WARRANTIES.................................... 32
          ------------------------------
          4.1   Due Authorization and Corporate Existence................... 32
                -----------------------------------------
          4.2   Consents, Conflicts and Creation of Liens................... 32
                -----------------------------------------
          4.3   Valid and Binding Obligations............................... 32
                -----------------------------
          4.4   Title to Assets............................................. 33
                ---------------
          4.5   Scope and Accuracy of Financial Statements.................. 33
                ------------------------------------------
          4.6   Liabilities, Litigation, and Restrictions................... 33
                -----------------------------------------
          4.7   Authorizations and Consents................................. 33
                ---------------------------
          4.8   Compliance with Laws........................................ 33
                --------------------
          4.9   Proper Filing of Tax Returns and Payment of Taxes Due....... 33
                -----------------------------------------------------

          4.10  ERISA....................................................... 33
                -----
          4.11  Environmental Laws.......................................... 34
                ------------------
          4.12  Investment Company Act Compliance........................... 35
                ---------------------------------
          4.13  Public Utility Holding Company Act Compliance............... 35
                ---------------------------------------------
          4.14  No Material Misstatements................................... 35
                -------------------------
          4.15  Casualties or Taking of Property............................ 35
                --------------------------------
          4.16  Locations of Business, Offices, and Property................ 35
                --------------------------------------------
          4.17  Subsidiaries................................................ 35
                ------------

ARTICLE V................................................................... 35
---------
     5    AFFIRMATIVE COVENANTS............................................. 35
          ---------------------
          5.1   Maintenance and Access to Records........................... 36
                ---------------------------------
          5.2   Annual Financial Statements................................. 36
                ---------------------------
          5.3   Quarterly Financial Statement............................... 36
                -----------------------------
          5.4   Annual Budget............................................... 36
                -------------
          5.5   Notices of Certain Events................................... 36
                -------------------------
          5.6   Additional Information...................................... 37
                ----------------------
          5.7   Compliance with Laws........................................ 37
                --------------------
          5.8   Payment of Assessments and Charges.......................... 38
                ----------------------------------
          5.9   Maintenance of Corporate Existence and Good Standing........ 38
                ----------------------------------------------------
          5.10  Further Assurances.......................................... 38
                ------------------
          5.11  Initial Fees and Expenses of Agent and/or Legal Counsel
                -------------------------------------------------------
                to Agent.................................................... 38
                --------
          5.12  Subsequent Fees and Expenses................................ 38
                ----------------------------
          5.13  Maintenance and Inspection of Tangible Properties........... 39
                -------------------------------------------------
          5.14  Maintenance of Insurance and Evidence Thereof............... 39
                ---------------------------------------------
          5.15  Payment of Note and Performance of Obligations.............. 39
                ----------------------------------------------
          5.16  Primary Depository.......................................... 39
                ------------------
          5.17  Agreement to Pledge Collateral.............................. 39
                ------------------------------

ARTICLE VI.................................................................. 40
----------
     6    FINANCIAL COVENANTS............................................... 40
          -------------------
          6.1   Tangible Net Worth.......................................... 40
                ------------------
          6.2   Debt Service Coverage Ratio................................. 40
                ---------------------------
          6.3   Liabilities to Net Worth.................................... 40
                ------------------------
          6.4   Inventory Turnover Ratio.................................... 40
                ------------------------
          6.5   Net Funded Debt to Cash Flow Ratio.......................... 40
                ----------------------------------

ARTICLE VII................................................................. 41
-----------
     7    NEGATIVE COVENANTS................................................ 41
          ------------------
          7.1   Indebtedness................................................ 41
                ------------
          7.2   Negative Pledge............................................. 41
                ---------------
          7.3   Sales of Assets............................................. 41
                ---------------
          7.4   Cancellation of Insurance................................... 41
                -------------------------
          7.5   Changes in Corporate Structure.............................. 41
                ------------------------------

          7.6   Transactions with Affiliates................................ 42
                ----------------------------
          7.7   Organization or Acquisition of Subsidiaries................. 42
                -------------------------------------------
          7.8   Line of Business............................................ 42
                ----------------
          7.9   Executive Management........................................ 42
                --------------------
          7.10  Repurchase of Treasury Stock................................ 42
                ----------------------------
          7.11  Dividends and Distributions................................. 42
                ---------------------------

ARTICLE VIII................................................................ 43
------------
     8    EVENTS OF DEFAULT................................................. 43
          -----------------
          8.1   Enumeration of Events of Default............................ 43
                --------------------------------
          8.2   Remedies.................................................... 45
                --------

ARTICLE IX.................................................................. 46
----------
     9    THE AGENT AND THE BANKS........................................... 46
          -----------------------
          9.1   Appointment and Authorization............................... 46
                -----------------------------
          9.2   Note Holders................................................ 47
                ------------
          9.3   Consultation with Counsel................................... 47
                -------------------------
          9.4   Documents................................................... 47
                ---------
          9.5   Resignation or Removal of Agent............................. 47
                -------------------------------
          9.6   Responsibility of Agent..................................... 48
                -----------------------
          9.7   Independent Investigation................................... 49
                -------------------------
          9.8   Indemnification............................................. 49
                ---------------
          9.9   Benefit of Section 9........................................ 50
                --------------------
          9.10  Pro Rata Treatment.......................................... 50
                ------------------
          9.11  Assumption as to Payments................................... 50
                -------------------------
          9.12  Other Financings............................................ 50
                ----------------
          9.13  Interests of Banks.......................................... 51
                ------------------
          9.14  Investments................................................. 51
                -----------

ARTICLE X................................................................... 51
---------
     10   MISCELLANEOUS..................................................... 51
          -------------
          10.1  Transfers and Participations................................ 51
                ----------------------------
          10.2  Indemnity................................................... 53
                ---------
          10.3  Survival of Representations. Warranties and Covenants....... 54
                -----------------------------------------------------
          10.4  Notices and Other Communications............................ 54
                --------------------------------
          10.5  Parties in Interest......................................... 55
                -------------------
          10.6  Rights of Third Parties..................................... 55
                -----------------------
          10.7  Articles and Sections....................................... 55
                ---------------------
          10.8  Number and Gender........................................... 55
                -----------------
          10.9  Renewals and Extensions..................................... 55
                -----------------------
          10.10 No Waiver: Rights Cumulative................................ 55
                ----------------------------
          10.11 Incorporation of Exhibits................................... 56
                -------------------------
          10.12 Survival Upon Unenforceability.............................. 56
                ------------------------------
          10.13 Amendments or Modifications................................. 56
                ---------------------------

          10.14 Controlling Provision Upon Conflict......................... 56
                -----------------------------------
          10.15 Choice of Forum: Consent to Service of Process and
                --------------------------------------------------
                Jurisdiction................................................ 56
                ------------
          10.16 Waiver of Jury Trial........................................ 56
                --------------------
          10.17 Entire Agreement............................................ 56
                ----------------
          10.18 Counterparts................................................ 57
                ------------

                                   EXHIBIT A

                              NOTICE OF BORROWING


     This Notice of Borrowing, executed and delivered this ____ day of __________, 2000, by CMI Corporation, an Oklahoma corporation ("Borrower"), pursuant to Section 2.3 of that certain Restated Credit Agreement (the "Credit Agreement") dated September ____, 1996, between Borrower and Bank of Oklahoma, N.A. and the financial institutions party thereto (the "Banks"). All terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     1.   Outstanding principal amount of the Loan             $___________

     2.   Net availability of credit under the Credit
          Agreement (the Commitment Amount minus
          Item 1)                                              $___________

     3.   Base Rate Loan requested                             $___________

     4.   LIBOR Loan requested:
          (a) Amount                                           $___________
          (b) Length of initial Interest Period                ____________

     5.   Total Borrowing requested:
          (Sum of Items 3 and 4)                               $___________

     6.   Requested date of Borrowing                   ______________

     In connection with the foregoing Borrowing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

     (i) The undersigned is the duly elected, qualified and acting __________ of Borrower and as such officer is authorized to make and deliver this Certificate.

     (ii) The representations and warranties contained in Article IV of the Credit Agreement and in each of the Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof.

     (iii) No event has occurred and is continuing, or would result from the Borrowing requested hereby, which constitutes a Default or an Event of Default.

     (iv) The Loan will not, after giving effect to the Borrowing requested hereby, exceed the amount permitted by Article II of the Credit Agreement.

     (v)    The information contained herein is true and correct.

     EXECUTED and delivered this ____ day of __________, 2000.


                                      -----------------------------------


                                      By:________________________________

                                      Name:______________________________

                                      Title:_____________________________

                                   EXHIBIT B

                                REVOLVING NOTE


$_______________.00                                      Oklahoma City, Oklahoma
                                                            ______________, 2000

     FOR VALUE RECEIVED, the undersigned CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Borrower") hereby unconditionally, jointly and severally, promises to pay to the order of _________________ (the "Bank") at the offices of BANK OF OKLAHOMA, N.A. (the "Agent") in Oklahoma City, Oklahoma, the principal sum of _________________________ AND NO/100 DOLLARS ($___________.00) or so much thereof as shall be advanced under the provisions of the Restated Credit Agreement (as defined herein), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Restated Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other address as Bank shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Restated Credit Agreement.

     This Note is executed pursuant to that certain Restated Credit Agreement dated of even date herewith between Borrower and the Banks signatory thereto (the "Credit Agreement"), and is one of the Notes referred to therein.
Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment, rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the holder hereof
(i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Bank under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Oklahoma.

     THIS WRITTEN NOTE, THE RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Note is one of a series of notes given in renewal, extension and increase of (but not in extinguishment of) that certain Promissory Note dated as of October 29, 1999, in the face amount of $70,000,000.00 executed by Borrower and payable to the order of Bank of Oklahoma, N.A.

     EXECUTED as of the date and year first above written.

                                  BORROWER:

                                  CMI CORPORATION,
                                  an Oklahoma corporation


                                  -----------------------------------
                                  By:
                                  Title:

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE
                            _________________, 19__


BANK OF OKLAHOMA, N.A.
201 Robert S. Kerr
Oklahoma City, Oklahoma 73102
Attn:  John D. Higginbotham

     Re: Restated Credit Agreement dated as of ______________________, 2000, by and among CMI Corporation and Bank of Oklahoma, N.A. as "Agent" for itself and the Banks signatory thereto (the "Credit Agreement")
                                                       ----------------

Gentlemen:

     Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

     [1. No Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

     [1. The following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

     2. The compliance of the Borrower with the covenants of the Credit Agreement, as of the close of business on ___________________________________, is evidenced by the following:

          (a)  Section 6.1:  Tangible Net Worth
                             ------------------

               Required                     Actual
               --------                     ------

               Not less than $70,000,000.00  $_______________________

          (b) Section 6.2: Debt Service Coverage Ratio
                           ---------------------------

               Required                     Actual
               --------                     ------

               1.50:1.00                    1.____:1.____

          (c)  Section 6.3: Liabilities to Tangible Net Worth
                            ---------------------------------

               Required                     Actual
               --------                     ------

               2.00:1.00                    ____:____

          (d)  Section 6.4: Inventory Turnover Ratio [Annual Computation]
                            ------------------------

               Required                     Actual
               --------                     ------

               1.25:1.00                    ____:____

          (e)  Section 6.5: Net Funded Debt to Cash Flow Ratio [Quarter
                            ----------------------------------
               Computation]

               Required                     Actual
               --------                     ------

               3.75:1.00 [as of 3/31/00]    ____:____

               3.50:1.00 [as of 6/30/00]    ____:____

               3.00:1.00 [thereafter]    ____:____

     3. For calculation of the Applicable Percentage for the current quarter, the ratio of Funded Debt to Cash Flow Ratio is _____________.

     4. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of _______________.

     Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                  Very truly yours,

                                  CMI CORPORATION


                                  -----------------------------------
                                  By:
                                     --------------------------
                                  Title:
                                        -----------------

                                   EXHIBIT H

                          RESTATED GUARANTY AGREEMENT


========================================================================================
                                            DATE OF AGREEMENT:
                                            ______________, 2000
                                        ------------------------------------------------
DEBTOR NAME AND ADDRESS:                    BANK NAME AND ADDRESS:

CMI Corporation, an Oklahoma corporation    Bank of Oklahoma, N.A. for itself and as
P.O. Box 1985                               "Agent" on behalf of all Banks which are
Oklahoma City, Oklahoma 73101-1985          signatory parties to the Restated Credit
                                            Agreement
                                            201 Robert S. Kerr
                                            P.O. Box 24128
                                            Oklahoma City, Oklahoma 73124
---------------------------------------
GUARANTOR:

=======================================================================================

                                   RECITALS

     A. Simultaneously herewith, Debtor entered into that certain Restated Credit Agreement (the "Credit Agreement"), whereby the lending institution signatories hereto, as Banks, agreed to extend credit to Debtor (the "Loan"), in the maximum aggregate principal amount at any time outstanding not to exceed the sum of One Hundred Million Dollars ($100,000,000.00). Capitalized terms used and not otherwise defined in this Restated Credit Agreement shall have the meanings given to them in the Credit Agreement.

     B. In connection with the Loan, Borrower has executed and delivered to the Banks the Notes in favor of each of such Banks aggregating the original principal amount of the Loan.


     FOR VALUE RECEIVED, and in consideration of any loan and in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof and for other financial accommodations made or given to Debtor by Lender, ________________________ ("Guarantor") hereby guarantees absolutely and unconditionally the full and prompt payment when due, whether at maturity, by acceleration or otherwise, and at any and all times thereafter, of all indebtedness, liabilities and obligations evidenced by those certain 100 promissory notes in the aggregate amount of $100,000,000.00 executed by Debtor in favor of each Bank which is a party to the Credit Agreement, plus all accrued and unpaid interest thereon and all costs and expenses, including, but not limited to attorneys' fees, court costs and other legal expenses, paid or incurred by lender in collecting or endeavoring to collect such indebtedness or any part thereof and in enforcing this guaranty (all such indebtedness, liabilities and obligations including the debt evidenced by such promissory note, together with all extensions, renewals, replacements, rearrangements, changes in form and modifications thereof, being hereinafter collectively called the "Indebtedness"). Guarantor's obligation hereunder is an absolute, unconditional and continuing guaranty of payment of the Indebtedness.

1.   Amount.  This guaranty is unlimited in amount.  It is expressly agreed and
     ------
understood that all amounts recovered from Guarantor shall be over, above and in addition to any amounts recovered from any other source and applied to the Indebtedness.

2.   Statement of Consideration.  Guarantor stipulates that Guarantor will
     --------------------------
receive substantial and valuable and direct consideration and benefits from the extension of credit by the Banks to Debtor and that it is in the Guarantor's best interest to enter into this guaranty.

3.   Banks' Remedies.  In the event of (i) a default with respect to any portion
     ---------------
of the Indebtedness or under any promissory note executed by Debtor, or (ii) a breach of any of the covenants or agreements of Guarantor contained herein, or
(iii) a default or events of default under any loan agreement, credit agreement, pledge agreement, guaranty, mortgage or security agreement between or among the Debtor, the Guarantor and/or any Bank, or (iv) the sale, exchange or transfer of any of the interest of Guarantor in the Debtor, or (v) the business failure of Debtor or Guarantor or (vi) the appointment of a receiver, trustee, custodian or liquidator of any part of the property or assets of Debtor or Guarantor or (vii) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Debtor or Guarantor if not dismissed within 90 days, and even if such event shall occur at a time when any of the Indebtedness may not be due and payable, Guarantor agrees to pay the Banks forthwith the full amount which would be payable hereunder by Guarantor if all of the Indebtedness were then due and payable.

4.   Continuing Nature of Guaranty.  Guarantor further agrees that this guaranty
     -----------------------------
shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Indebtedness to the Banks is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment to such Bank had not been made.

5.   Guarantor's Authorization to Lender.  All Banks may at any time and from
     -----------------------------------
time to time, without notice to Guarantor, take any or all of the following actions without affecting or impairing the liability of Guarantor on this guaranty: (i) renew, extend, restructure, modify, rearrange or change the form of the Indebtedness or the time of payment of all or any portion of the Indebtedness, (ii) sell, exchange, accept, substitute, impair ,release, surrender or realize upon or otherwise deal in any manner and in any order with any security or collateral for the Indebtedness, (iii) accept other guarantors or endorsers, (iv) release, compromise or settle with any person primarily or secondarily liable on the Indebtedness (including any maker, co-maker, endorser or guarantor), and (v) change, whether decrease or increase, the rate of interest due on the Indebtedness or the manner or place of payment. The liability of Guarantor under this guaranty shall in no way be affected or impaired by any failure, delay or omission in enforcing payment of the Indebtedness or this guaranty or any security to either the Indebtedness or for this guaranty. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Banks, at any time, to resort for payment to the Debtor or any other guarantor, to seek or obtain a deficiency judgment against Debtor or to proceed against any security or collateral for the Indebtedness or this guaranty, and the Banks shall have the absolute, unconditional and continuing right to enforce this guaranty irrespective of whether or not other proceedings or steps are being taken against any property securing the Indebtedness or any other guarantor or any other party primarily or secondarily liable on any of the Indebtedness. Guarantor waives and relinquishes any right to set off or offset the fair market value of any collateral or security for the Indebtedness against Guarantor's liability hereunder should the Banks exercise their right to proceed directly against the Guarantor prior to proceeding against such collateral or security.

6.   Relinquishment of Right of Offset.  If the Banks elect to foreclose any
     ---------------------------------
lien in their favor, (i) the Banks are authorized to purchase all or any portion of collateral covered by such lien, and (ii) the amount of the sale proceeds received by the Banks to be applied against the Indebtedness shall be the actual net proceeds received from sale of any such collateral.

7.   Application of Payments on Indebtedness.  Any and all payments upon the
     ---------------------------------------
Indebtedness made by the Debtor, or by Guarantor, or by any other person, and the proceeds of any and all security for any of the Indebtedness may be applied by the Banks upon such of the items of the Indebtedness, and in such order, as the Banks may determine.

8.   Guarantor Waivers.  Until the Indebtedness is paid in full, Guarantor
     -----------------
waives notice of acceptance hereof by the Banks and further waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this guaranty, notice of any loans made, extensions or renewals granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this guaranty or the Indebtedness. GUARANTOR FURTHER WAIVES AND RELINQUISHES ANY RIGHT OF REIMBURSEMENT, SUBROGATION, INDEMNIFICATION OR OTHER RECOURSE OR CLAIM, WHETHER CONTINGENT OR MATURED, WHICH GUARANTOR MAY HAVE AGAINST THE DEBTOR. IT IS THE EXPRESS INTENT OF GUARANTOR AND LENDER TO ELIMINATE ANY DEBTOR/CREDITOR RELATIONSHIP BETWEEN THE DEBTOR AND GUARANTOR. UNTIL THE INDEBTEDNESS IS PAID IN FULL, GUARANTOR HEREBY EXPRESSLY RELEASES AND WAIVES ANY AND ALL PRESENT AND FUTURE RIGHTS AS A CREDITOR OF DEBTOR IN ALL RESPECTS.

9.   Guarantor's Representations and Warranties.  This guaranty shall bind the
     ------------------------------------------
heirs, successors and assigns of Guarantor and inure to the benefit of the Banks and their successors and assigns. This guaranty is deemed executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma. It is agreed that this guaranty was contracted for in the city set forth above as part of Agent's address, and this guaranty is hereby deemed to have been given when received and accepted by the Agent in such city. Guarantor hereby waives all objections to venue and consents and submits to the jurisdiction of any state or federal court sitting in such city or the county in which such city is located, or in any state or county in which real property securing any promissory note executed by Debtor is located in connection with any action instituted by the Banks by reason of or arising out of the execution, delivery or performance of any promissory note executed by Debtor or the collection of any of the Indebtedness or this guaranty. Wherever possible each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty. If Guarantor is a corporation, this guaranty has been duly authorized to be executed, delivered and performed by the undersigned corporate officers pursuant to all necessary corporate action of the board of directors of the Guarantor.

10.  Waivers and Settlements.  All rights of the Banks are cumulative and not
     -----------------------
alternative to other rights and may be selectively and successively enforced by the Banks as they may elect or determine in the sole discretion of the Banks and such action(s) shall not be deemed a waiver or relinquishment of any other right or remedy held by the Banks. The Banks may settle with any one or more of the other parties for such sum or sums as it may see fit and release any of such other parties from all further liability to the Banks for such Indebtedness without impairing the right of the Banks to demand and collect the balance of such Indebtedness from others not so expressly released.

11.  Further Representations.  Guarantor expressly represents and warrants to
     -----------------------
the Banks that at the time of the execution and delivery hereof to the Banks nothing exists to impair the effectiveness and the immediate taking effect of this guaranty as the sole and only agreement between Guarantor and the Banks with respect to guaranteeing payment of the Indebtedness.

12.  Entire Agreement.  THE WHOLE OF THIS GUARANTY IS FULLY SET FORTH HEREIN AND
     ----------------
CONSTITUTES THE ENTIRE AGREEMENT OF THE GUARANTOR AND LENDER WITH RESPECT TO THIS GUARANTY, ALL DISCUSSIONS AND NEGOTIATIONS ARE MERGED INTO THIS AGREEMENT. BANK HAS NOT MADE ANY ORAL AGREEMENTS, PROMISES, OR "SIDE DEALS". This guaranty may only be modified by a written agreement by Bank and Guarantor. No officer, agent or employee of Bank has authority to modify this guaranty orally or to waive the provisions of this paragraph.

13.  Successors and Assigns.  This guaranty shall inure to the benefit of the
     ----------------------
Bank's successors and assigns and shall be binding upon the personal representatives, heirs, successors and assigns of Guarantor. This guaranty is effective immediately upon execution. Guarantor hereby waives and irrevocably releases any claim that the delivery or effectiveness of this guaranty is conditional in any manner whatsoever.

14.  Headings.  The headings of the sections of this Guaranty Agreement are
     --------
inserted for convenience only and shall not be deemed to constitute a part hereof.

15.  Date.  This guaranty is made and entered into effective as of the date
     ----
first set forth above.

GUARANTOR SIGNATURE


---------------------------

---------------------------

By:
   ------------------------

Title:
      ---------------------

                                   EXHIBIT I

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance")
                                                     -------------------------
dated as of ____________, 200__,  is made between ______________(the "Assignor")
                                                                      --------
and ______________________ (the "Assignee").
                                 --------

                                   RECITALS
                                   --------

     WHEREAS, the Assignor is party to that certain Restated Credit Agreement dated as of _______, 2000 (as extended, renewed, amended or restated from time to time, the "Credit ') by and among CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Company"), the Banks signatory thereto (the
                                 -------
"Banks"), Bank of Oklahoma, N.A., as Agent (in such capacity, the "Agent")
                                                                   -----
(unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement);

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Loans (the "Committed Loans") to the Company in aggregate amounts not to
                    ---------------
exceed $ ________ on the Loan (the "Revolving Commitment"), such Revolving
                                    --------------------
Commitment being evidenced by a Note in the face amount of $ ____________(the "Note"); the Revolving Commitment is hereinafter referred to as (the "Commitment");

     WHEREAS, the Assignor has made Committed Loans to the Company in the aggregate principal amount of $ __________ on the Revolving Commitment [no Committed Loans are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part] [all] of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, in an amount equal to $ __________on the Revolving Commitment for a total of $ __________for the total Commitment (the "Assigned Amount") on the terms and subject to the
                           ---------------
conditions set forth herein and the Assignee wishes to accept assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Assignment and Acceptance , (i) the Assignor hereby sells transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement and Acceptance) ____% (the "Assignee's Percentage
                                                        ---------------------
Share") of
------

(A) the Commitment [and the Committed Loans] of the Assignor, (B) the Notes, and
(c) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

     [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

     (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their term all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignees Commitment will be $ __________________.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $ __________________.

     2.   Payments.
          --------

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.1 of the Credit Agreement.

     3.   Reallocation of Payments.  Any interest, fees and other payments
          ------------------------
accrued to the Effective Date with respect to the Commitment, the Committed Loans and the Notes shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision. The Assignee (a) acknowledges that it has
          ---------------------------
received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 4.5 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall dean appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ____________, 200__ (the "Effective
                                                                       ---------
     Date"); provided that the following conditions precedent have been
     ----    --------
     satisfied on or before the Effective Date:

                (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee, together with the Notes;

                (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section
10.1 of the Credit Agreement shall have been duly obtained and shall be in full force and effective as of the Effective Date;

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                (iv) the processing fee referred to in Section 2(b) hereof and in Section 10 of the Credit Agreement shall have been paid to the Agent; and

                (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Agent for acknowledgment by the Agent, a copy of this Assignment and Acceptance.

     [6.  Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]
          -----

     (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the term of the Credit Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.   Withholding Tax.  The Assignee (a) represents and warrants to the
          ---------------
Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the tune that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 101 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U. S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances. The Assignor and the Assignee each hereby agree to
          ------------------
execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

     (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

     (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OKLAHOMA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Oklahoma over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Oklahoma State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT

AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     (g) Assignee hereby provides the administrative detail on Addendum 1 hereto.

     [Other provisions to be added as may be negotiated between he Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                  [ASSIGNOR]


                                  By:
                                     -----------------------------------
                                  Title:
                                        --------------------------------



                                  By:
                                     -----------------------------------
                                  Title:
                                        --------------------------------
                                  Address:
                                          ------------------------------

                                         -------------------------------


                                  [ASSIGNEE]


                                  By:
                                     -----------------------------------
                                  Title:
                                        --------------------------------



                                  By:
                                     -----------------------------------
                                  Title:
                                        --------------------------------
                                  Address:
                                          ------------------------------

                                         -------------------------------

(If required by Section 10.1 of the Credit Agreement)

ACKNOWLEDGED AND CONSENTED TO:

BANK OF  OKLAHOMA, N.A., as Agent


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                 ADDENDUM 1 TO


                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


The following administrative details apply to the Assignee:

(A)  Notice Address:
                             ---------------------------------------------

                             ---------------------------------------------
     Assignee name:
                             ---------------------------------------------
     Address:
                             ---------------------------------------------

                             ---------------------------------------------

                             ---------------------------------------------
     Attention:
                             ---------------------------------------------
     Telephone:              (           )
                                          --------------------------------
     Telecopier:             (           )
                                          --------------------------------
     Telex (Answerback):
                             ---------------------------------------------

(B)  Payment Instructions:

     Account No.:
                             ---------------------------------------------
     At:
                             ---------------------------------------------

                             ---------------------------------------------

                             ---------------------------------------------
     Reference:
                             ---------------------------------------------
     Attention:
                             ---------------------------------------------